                                                                     EXHIBIT 4.6


================================================================================






           SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
                              Dated as of [ ], 2002


                           --------------------------



                           FIRST NATIONAL FUNDING LLC,
                                   Transferor,


                          FIRST NATIONAL BANK OF OMAHA,
                                    Servicer


                                       and


                              THE BANK OF NEW YORK,
                                     Trustee




================================================================================


                     FIRST BANKCARD MASTER CREDIT CARD TRUST

================================================================================






                                TABLE OF CONTENTS



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                                                     ARTICLE I

                                                    DEFINITIONS

Section 1.01.         Definitions................................................................................1
Section 1.02.         Other Definitional Provisions.............................................................19

                                                    ARTICLE II

                                CONVEYANCE OF RECEIVABLES; ISSUANCE OF CERTIFICATES

Section 2.01.         Conveyance of Receivables.................................................................20
Section 2.02.         Acceptance by Trustee.....................................................................22
Section 2.03.         Representations and Warranties of the Transferor..........................................23
Section 2.04.         Representations and Warranties of the Transferor Relating to the Agreement and the
                      Receivables...............................................................................25
Section 2.05.         Covenants of the Transferor...............................................................30
Section 2.06.         Addition of Accounts......................................................................35
Section 2.07.         Removal of Accounts.......................................................................37
Section 2.08.         Discount Option Receivables...............................................................39

                                                    ARTICLE III

                                    ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.01.         Acceptance of Appointment and Other Matters Relating to the Servicer......................40
Section 3.02.         Servicing Compensation....................................................................41
Section 3.03.         Representations, Warranties and Covenants of the Servicer.................................42
Section 3.04.         Reports and Records for the Trustee.......................................................45
Section 3.05.         Annual Servicer's Certificate.............................................................46
Section 3.06.         Annual Independent Accountants' Servicing Report..........................................46
Section 3.07.         Tax Treatment.............................................................................47
Section 3.08.         Notices to the Transferor.................................................................47

                                                    ARTICLE IV

                    RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.01.         Rights of Certificateholders..............................................................48
Section 4.02.         Establishment of Accounts.................................................................48
Section 4.03.         Collections and Allocations...............................................................51



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                                                     ARTICLE V

ARTICLE V IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES.......................55

                                                    ARTICLE VI

                                                 THE CERTIFICATES

Section 6.01.         The Certificates..........................................................................55
Section 6.02.         Authentication of Certificates............................................................56
Section 6.03.         Registration of Transfer and Exchange of Certificates.....................................57
Section 6.04.         Mutilated, Destroyed, Lost or Stolen Certificates.........................................59
Section 6.05.         Persons Deemed Owners.....................................................................60
Section 6.06.         Appointment of Paying Agent...............................................................60
Section 6.07.         Access to List of Certificateholders' Names and Addresses.................................61
Section 6.08.         Authenticating Agent......................................................................62
Section 6.09.         Tender of Exchangeable Transferor Certificate.............................................63
Section 6.10.         Book-Entry Certificates...................................................................65
Section 6.11.         Notices to Clearing Agency................................................................66
Section 6.12.         Definitive Certificates...................................................................66
Section 6.13.         Global Certificate........................................................................66
Section 6.14.         Meetings of Certificateholders............................................................67
Section 6.15.         Transfers of Certain Certificates.........................................................67
Section 6.16.         Trust Tax Election........................................................................68

                                                    ARTICLE VII

                                     OTHER MATTERS RELATING TO THE TRANSFEROR

Section 7.01.         Liability of the Transferor...............................................................68
Section 7.02.         Merger or Consolidation of, or Assumption of the Obligations of, the Transferor...........68
Section 7.03.         Limitation on Liability...................................................................69
Section 7.04.         Liabilities...............................................................................69

                                                   ARTICLE VIII

                                      OTHER MATTERS RELATING TO THE SERVICER

Section 8.01.         Liability of the Servicer.................................................................70
Section 8.02.         Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.............70
Section 8.03.         Limitation on Liability of the Servicer and Others........................................71
Section 8.04.         Servicer Indemnification of the Trust and the Trustee.....................................71
Section 8.05.         The Servicer Not To Resign................................................................72


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Section 8.06.         Access to Certain Documentation and Information Regarding the Receivables.................73
Section 8.07.         Delegation of Duties......................................................................73
Section 8.08.         Examination of Records....................................................................73

                                                    ARTICLE IX

                                                  PAY OUT EVENTS

Section 9.01.         Pay Out Events............................................................................73
Section 9.02.         Additional Rights Upon the Occurrence of Certain Events...................................74

                                                     ARTICLE X

                                                 SERVICER DEFAULTS

Section 10.01.        Servicer Defaults.........................................................................75
Section 10.02.        Trustee To Act; Appointment of Successor..................................................77
Section 10.03.        Notification to Certificateholders........................................................79
Section 10.04.        Waiver of Past Defaults...................................................................79

                                                    ARTICLE XI

                                                    THE TRUSTEE

Section 11.01.        Duties of Trustee.........................................................................79
Section 11.02.        Certain Matters Affecting the Trustee.....................................................81
Section 11.03.        Trustee Not Liable for Recitals in Certificates...........................................82
Section 11.04.        Trustee May Own Certificates..............................................................83
Section 11.05.        The Servicer To Pay Trustee's Fees and Expenses...........................................83
Section 11.06.        Eligibility Requirements for Trustee......................................................83
Section 11.07.        Resignation or Removal of Trustee.........................................................83
Section 11.08.        Successor Trustee.........................................................................84
Section 11.09.        Merger or Consolidation of Trustee........................................................84
Section 11.10.        Appointment of Co-Trustee or Separate Trustee.............................................85
Section 11.11.        Tax Returns...............................................................................86
Section 11.12.        Trustee May Enforce Claims Without Possession of Certificates.............................86
Section 11.13.        Suits for Enforcement.....................................................................86
Section 11.14.        Rights of Certificateholders To Direct Trustee............................................87
Section 11.15.        Representations and Warranties of Trustee.................................................87
Section 11.16.        Maintenance of Office or Agency...........................................................87

                                                    ARTICLE XII

                                                    TERMINATION

Section 12.01.        Termination of Trust......................................................................87
Section 12.02.        Optional Purchase From Collections........................................................89
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                                      iii

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Section 12.03.        Final Payment With Respect to Any Series..................................................89
Section 12.04.        Termination Rights of Holder of Exchangeable Transferor Certificate.......................90

                                                   ARTICLE XIII

                                             MISCELLANEOUS PROVISIONS

Section 13.01.        Amendment.................................................................................91
Section 13.02.        Protection of Right, Title and Interest to Trust..........................................92
Section 13.03.        Limitation on Rights of Certificateholders................................................93
Section 13.04.        Governing Law.............................................................................94
Section 13.05.        Notices...................................................................................94
Section 13.06.        Severability of Provisions................................................................94
Section 13.07.        Assignment................................................................................95
Section 13.08.        Certificates Nonassessable and Fully Paid.................................................95
Section 13.09.        Further Assurances........................................................................95
Section 13.10.        No Waiver; Cumulative Remedies............................................................95
Section 13.11.        Counterparts..............................................................................95
Section 13.12.        Third-party Beneficiaries.................................................................95
Section 13.13.        Actions by Certificateholders.............................................................95
Section 13.14.        Rule 144A Information.....................................................................96
Section 13.15.        Merger and Integration....................................................................96
Section 13.16.        Headings..................................................................................96

EXHIBIT A             FORM OF EXCHANGEABLE TRANSFEROR CERTIFICATE
EXHIBIT B             FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
EXHIBIT C             FORM OF MONTHLY SERVICER'S CERTIFICATE
EXHIBIT D             FORM OF ANNUAL SERVICER'S CERTIFICATE
EXHIBIT E             FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS
EXHIBIT F             FORM OF ANNUAL OPINION OF COUNSEL
EXHIBIT G             FORM OF REASSIGNMENT OF RECEIVABLES
EXHIBIT H             FORM OF RECONVEYANCE OF RECEIVABLES

SCHEDULE 1            LIST OF ACCOUNTS--COMPUTER LIST OR MICROFICHE DELIVERED SEPARATELY

         THIS SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of [ ], 2002, is made by and among FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company, as Transferor, FIRST NATIONAL BANK OF OMAHA, a national banking association, as Servicer, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee, and amends and restates the Pooling and Servicing Agreement, dated as of August 1, 1995, by and between First National Bank of Omaha, as Transferor and Servicer, and the First National Bank of Chicago (now known as Bank One, National Association), as Trustee, as amended and restated as of June 26, 1997, as further amended (the "Existing PSA").

                             PRELIMINARY STATEMENTS

         A. On April 16, 2002, The Bank of New York became the successor to Bank One, National Association, as Trustee under the Existing PSA.

         B. The parties desire to amend the Existing PSA, and to restate it in its entirety, in order to, among other things, provide for the substitution of First National Funding LLC for First National Bank of Omaha, in its capacity as Transferor.

         In consideration of the mutual agreements contained herein, the Existing PSA is hereby amended and restated in its entirety as follows and each party agrees as follows for the benefit of the other parties and the Certificateholders:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Account" shall mean each VISA(1) and MasterCard(1) credit card account established pursuant to a Credit Card Agreement identified by account number and by the Receivable balance as of [ ], 2002 in the Account Schedule delivered on
[      ], 2002, and as of each Addition Date in each computer file or microfiche list delivered to the Trustee by the Servicer pursuant to Section 2.01 or
Section 2.06, including each Transferred Account and excluding (a) any Account all the Receivables in which are either reassigned or assigned to the Transferor or its designee or the Servicer in accordance with this Agreement and (b) any inactive Accounts which in accordance with the Credit Card Guidelines have been removed from the computer records of the Transferor. An Additional Account shall be an Account only from and after the Addition Date with respect thereto and a Removed Account shall be an Account only prior to the Removal Date with respect thereto.

         "Account Information" shall have the meaning specified in subsection 2.02(b).


--------
(1) VISA and MasterCard are registered trademarks of VISA USA, Inc. and of MasterCard International Incorporated, respectively.

         "Addition Date" shall mean each date as of which Additional Accounts will be included as Accounts pursuant to Section 2.06.

         "Additional Accounts" shall have the meaning specified in subsection 2.06(a).

         "Adjustment Amount" shall have the meaning specified in subsection 4.03(c).

         "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person.

         "Aggregate Investor Default Amount" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

         "Aggregate Investor Interest" shall mean, as of any date of determination, the sum of the Investor Interests of all Series of Certificates issued and outstanding on such date of determination.

         "Aggregate Investor Percentage" with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, as the case may be, shall mean, as of any date of determination, the sum of the Investor Percentages with respect to such items of all Series of Certificates issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage shall not exceed 100%.

         "Agreement" shall mean this Second Amended and Restated Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including any Supplement.

         "Amortization Period" shall mean, with respect to any Series, the period following the related Revolving Period, which shall be the controlled amortization period, the rapid amortization period, or other amortization or accumulation period, in each case as defined with respect to such Series in the related Supplement.

         "Annual Membership Fee" shall have the meaning specified in the Credit Card Agreement applicable to each Account for annual membership fees or similar terms.

         "Annual Servicer's Certificate" shall mean a certificate substantially in the form of Exhibit D.

         "Applicants" shall have the meaning specified in Section 6.07.

         "Appointment Day" shall have the meaning specified in subsection
9.02(a).

         "Assignment" shall have the meaning specified in subsection
2.06(c)(ii).

         "Authorized Newspaper" shall mean a newspaper of general circulation in the Borough of Manhattan, the City of New York (and in such other cities as shall be specified in the Supplements) printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

         "Automatic Additional Accounts" shall have the meaning specified in subsection 2.06(b).

         "Average" shall mean as to any Class A Interest or Collateral Interest (in each case, as defined in any Supplement) or the Investor Interest, for any period, an amount equal to (a) the sum of the aggregate amount of such Interest(s) at the end of each day during such period divided by (b) the number of days in such period.

         "Average Principal Receivables" shall mean, for any period, an amount equal to (a) the sum of the aggregate amount of Principal Receivables at the end of each day during such period divided by (b) the number of days in such period.

         "Bank Portfolio" shall mean the MasterCard and VISA accounts originated by FNBO or FNBSD, as the case may be.

         "Bearer Certificates" shall have the meaning specified in Section 6.01.

         "Bearer Rules" shall mean the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including Sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder, including, to the extent applicable to any Series, Proposed or Temporary Regulations.

         "BIF" shall mean the Bank Insurance Fund administered by the FDIC.

         "Book-Entry Certificates" shall mean beneficial interests in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10, provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois, Yankton, South Dakota, or Omaha, Nebraska (or with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

         "Cash Advance Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for cash advance fees or similar terms.

         "Certificate" shall mean any one of the Investor Certificates of any Series or the Exchangeable Transferor Certificate.

         "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be.

         "Certificate Interest" shall mean interest payable in respect of the Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

         "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         "Certificate Principal" shall mean principal payable in respect of the Investor Certificates of any Series pursuant to Article IV of this Agreement.

         "Certificate Rate" shall mean, with respect to any Series of Certificates, the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement, provided that unless otherwise provided in a Supplement, such rate shall be calculated on the basis of actual days elapsed and a 365-day or 366-day year, as the case may be.

         "Certificate Register" shall mean the register maintained pursuant to
Section 6.03, providing for the registration of the Certificates and transfers and exchanges thereof.

         "Class" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series as specified in the related Supplement.

         "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

         "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

         "Closing Date" shall mean, with respect to any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

         "Collection Account" shall have the meaning specified in subsection 4.02(a).

         "Collections" shall mean all payments (including Insurance Proceeds and recoveries, net of expense of collection, on Defaulted Accounts) received by the Servicer or Transferor in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. Collections of recoveries, net of expenses of collection, on Defaulted Accounts shall be deemed to be Collections of Finance Charge Receivables. Interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account will be deemed Collections of Finance Charge Receivables, as set forth in subsection 4.02(e). Collections with respect to any Monthly Period shall include the amount of Interchange (if any) allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust and deposited into the Finance Charge Account or any Series Account, as the case may be, on the Transfer Date following such Monthly Period), to be applied as if such Collections were Finance Charge Receivables for all purposes. The amount of

Collections by check which is dishonored by the drawee bank of such check shall be subtracted from the Collections of Principal Receivables in the Monthly Period in which the dishonor occurs.

         "Corporate Trust Office" shall mean the principal corporate office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, except that for purposes of subsection 6.03(d) and Section 11.16, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 15 Broad Street, New York, New York 10007.

         "Coupon" shall have the meaning specified in Section 6.01.

         "Credit Adjustment" shall have the meaning specified in subsection 4.03(c).

         "Credit Card Agreement" shall mean the Agreement and Federal Truth in Lending Statement for MasterCard and VISA credit card accounts between any Obligor and FNBO, as such agreements may be amended, modified or otherwise changed from time to time.

         "Credit Card Guidelines" shall mean the written policies and procedures of FNBO relating to the operation of its credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, its debt deferral and debt cancellation programs and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

         "Credit Card Originator" means (a) FNBO or FNBSD, as applicable, and
(b) with respect to Financial Institution Accounts, the originator of such Accounts.

         "Cut Off Date" shall mean July 31, 1995.

         "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer master file of VISA and MasterCard accounts (without regard to the effective date of such recordation).

         "Debtor Relief Laws" means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

         "Default Amount" shall mean, with respect to any Distribution Date, the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Accounts which become Defaulted Accounts during the Related Monthly Period.

         "Defaulted Account" shall mean each Account with respect to which, in accordance with the Credit Card Guidelines or the Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables, the Servicer has charged off the

Receivables in such Account as uncollectible. An Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of VISA and MasterCard accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

         "Definitive Certificate" shall have the meaning specified in Section 6.10.

         "Delinquent" shall mean as to any Account (other than a Defaulted Account), the failure to have received the minimum monthly payment on the respective due date of such payment, and "Delinquency" shall mean the continuation of such failure beyond such due date.

         "Depository" shall have the meaning specified in Section 6.10.

         "Depository Agreement" shall mean, with respect to each Series, the agreement among the Transferor, the Trustee and the Clearing Agency, or as otherwise provided in the related Supplement.

         "Determination Date" shall mean the fourth Business Day prior to each Transfer Date.

         "Discount Option Receivables" shall mean, on any Date of Processing on and after the date on which the Transferor's exercise of its discount option pursuant to Section 2.08 takes effect, the sum of (a) the aggregate Discount Option Receivables at the end of the prior Date of Processing (which amount, prior to the date on which the Transferor's exercise of its discount option takes effect, shall be zero) plus (b) any new Discount Option Receivables created on such Date of Processing minus (c) any Discount Option Receivables Collections received on such Date of Processing. Discount Option Receivables created on any Date of Processing shall mean the product of the amount of any Principal Receivables created on such Date of Processing (without giving effect to Discount Option Receivables) and the then applicable Discount Percentage.

         "Discount Option Receivable Collections" shall mean, on any Date of Processing on and after the date on which the Transferor's exercise of its discount option pursuant to Section 2.08 takes effect, the product of (a) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables, in each case on the last day of the Preceding Monthly Period, and (b) Collections of Principal Receivables (without giving effect to Discount Option Receivables) on such Date of Processing.

         "Discount Percentage" shall mean the percentage designated by the Transferor pursuant to Section 2.08.

         "Distribution Account" shall have the meaning specified in subsection 4.02(c).

         "Distribution Date" shall mean, unless otherwise specified in any Supplement for the related Series, the fifteenth day of the calendar month following the Closing Date for such Series and the fifteenth day of each month thereafter, or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

         "Dollars," "$" or "U.S. $" shall mean United States dollars.

         "Draft Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for any draft fees or similar terms.

         "Effective Date" means [                    ], 2002.

         "Eligible Account" shall mean, as of the Cut Off Date (or, with respect to Additional Accounts as of the relevant Addition Date), each Account owned by
FNBO:

                  (a) which was in existence, maintained or initially opened at least six months prior to its selection for inclusion in the Trust;

                  (b) which is payable in Dollars;

                  (c) the Obligor of which is not the U.S. government or any state or local governmental entity and has provided, as its most recent billing address, an address which is located in the United States or its territories or possessions, except that up to 1% (or any higher percentage as to which the Rating Agency Condition has been satisfied) of the aggregate Principal Receivables as of the most recently ended Monthly Period may have obligors who have provided billing addresses outside of those jurisdictions;

                  (d) which FNBO has not classified on its electronic records as counterfeit, canceled, fraudulent, stolen or lost;

                  (e) which has either been originated by FNBO or is a Financial Institutions Account;

                  (f) the Receivables of which FNBO has not charged off in its customary and usual manner for charging off such Receivables as of the Cut Off Date (or, with respect to Additional Accounts, as of the relevant Addition Date);

                  (g) was originated in the ordinary course of business;

                  (h) which is not more than 30 days Delinquent;

                  (i) which is free and clear of all liens that are equal or prior to the interest of the Trust;

                  (j) that is not subject to any agreement by FNBO restricting its ability to alter the terms of the account or granting to a third party a right to acquire the account upon the occurrence of specified events; and

                  (k) as to any Series, which meets any additional requirements set forth in the respective Supplement for such Series.

         "Eligible Receivable" shall mean each Receivable:

                  (a) which has arisen under an Eligible Account;

                  (b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Credit Card Originator and pursuant to a Credit Card Agreement which complies, in all material respects, with all Requirements of Law applicable to the Credit Card Originator;

                  (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Credit Card Originator in connection with the creation of such Receivable or the execution, delivery and performance by the Credit Card Originator of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

                  (d) as to which, upon the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto, free and clear of all Liens (other than Liens permitted pursuant to subsection 2.05(b));

                  (e) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (f) which constitutes an "account" under and as defined in
         Article 9 of the UCC; and

                  (g) as to any Series, which meets any additional requirements set forth in the respective Supplement for such Series.

         "Enhancement" shall mean, with respect to any Series, the cash collateral account, collateral invested amount, letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other contract or agreement for the benefit of the Certificateholders of such Series (or Certificateholders of a Class within such Series) as designated in the applicable Supplement.

         "Enhancement Provider" shall mean, with respect to any Series, the Person, if any, designated as such in the related Supplement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Excess Finance Charge Collections" shall mean Collections of Finance Charge Receivables allocated to a Series which are not required to fund payments or deposits to or for the benefit of Certificateholders of such Series on the related Distribution Date, as determined in accordance with the terms of the applicable Supplement.

         "Excess Funding Account" shall mean the account established in accordance with subsection 4.02(e).

         "Excess Funding Amount" shall mean the amount on deposit in the Excess Funding Account, exclusive of interest (including reinvested interest) and other investment income and earnings on funds on deposit in the Excess Funding Account.

         "Excess Principal Collections" shall mean Collections of Principal Receivables allocated to a Series which are not required to fund payments to or for the benefit of Certificateholders of such Series on the related Distribution Date, as determined in accordance with the terms of the applicable Supplement.

         "Exchange" shall mean either of the procedures described under Section 6.09.

         "Exchange Date" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.09.

         "Exchange Notice" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.09.

         "Exchangeable Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 6.09, provided that at any time there shall be only one Exchangeable Transferor Certificate.

         "Existing PSA" is defined in the recitals to this Agreement.

         "Extended Trust Termination Date" shall have the meaning specified in subsection 12.01(a).

         "FAS 140" shall mean the Statement of Financial Accounting Standards No. 140, as amended, modified, supplemented or replaced from time to time.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Finance Charge Account" shall have the meaning specified in subsection 4.02(b).

         "Finance Charge Receivables" shall mean (i) Receivables created in respect of the Periodic Finance Charges, Annual Membership Fees, fees for insufficient fund checks received in payment on Accounts, overlimit fees, Cash Advance Fees, Late Fees and other similar fees and charges, including Special Fees to the extent such Special Fees are categorized as Finance Charge Receivables; (ii) Discount Option Receivables; and (iii) Collections consisting of recoveries, net of expenses of collection, on Defaulted Receivables. Finance Charge Receivables with respect to any Monthly Period shall include the amount of Interchange (if any) allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust and deposited into the Collection Account, the Finance Charge Account or any Series Account, as the case may be, on the Transfer Date following such Monthly Period).

         "Financial Institutions Accounts" shall mean revolving credit card accounts acquired by FNBO from third-party financial institutions.

         "FNBO" shall mean First National Bank of Omaha.

         "FNBSD" shall mean First National Bank South Dakota.

         "Foreign Clearing Agency" shall mean any non-United States clearing agency specified in the applicable Supplement.

         "Global Certificate" shall have the meaning specified in Section 6.13.

         "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Group" shall mean, with respect to any Series, the group of Series in which the related Supplement specifies such Series is to be included.

         "Ineligible Receivable" shall have the meaning specified in subsection 2.04(d)(iii).

         "Initial Closing Date" shall mean August 8, 1995.

         "Initial Investor Interest" shall mean, with respect to any Series of Certificates, the amount stated in the related Supplement.

         "Insolvency Event" shall have the meaning specified in subsection 9.02(a).

         "Insurance Proceeds" shall mean any amounts recovered pursuant to any credit insurance policies or debt cancellation or debt deferral programs covering any Obligor with respect to Receivables under such Obligor's Account.

         "Interchange" shall mean interchange fees payable to FNBO, in its capacity as credit card issuer, through VISA USA, Inc. and MasterCard International Incorporated.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

         "Investor Account" shall mean each of the Collection Account, Finance Charge Account, the Principal Account, the Excess Funding Account and the Distribution Account.

         "Investor Certificate" shall mean any one of the certificates (including, without limitation, the Bearer Certificates, the Registered Certificates or the Global Certificates) executed by the Transferor (or its predecessor) and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the investor certificate attached to the related Supplement.

         "Investor Certificateholder" shall mean the Holder of record of an Investor Certificate.

         "Investor Charge Off" shall have, with respect to each Series, the meaning specified in the applicable Supplement.

         "Investor Default Amount" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

         "Investor Exchange" shall have the meaning specified in subsection 6.09(b).

         "Investor Interest" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

         "Investor Monthly Servicing Fee" shall have, with respect to each Series, the meaning specified in Section 3.02.

         "Investor Percentage" shall have, with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, and any Series of Certificates, the meaning stated in the related Supplement.

         "Late Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 7.02 shall not be deemed to constitute a Lien.

         "Maximum Addition Amount" shall mean, with respect to any Addition Date, an aggregate principal balance as of such Addition Date of eligible Additional Accounts not in excess of either (a) the product of (i) 15% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the third preceding Monthly Period, minus the aggregate amount of Principal Receivables in all of the Accounts that have been designated as Additional Accounts since the first day of the third preceding Monthly Period (measured for each such Additional Account as of the date such Additional Account was added to the Trust), or (b) the product of (i) 20% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the calendar year in which such Addition Date occurs, minus the aggregate amount of Principal Receivables in all of the Accounts that have been designated as Additional Accounts since the first day of such calendar year (measured, for each such Additional Account, as of the date each such Additional Account was added to the Trust).

         "Minimum Transferor Interest" shall mean, on any date of determination, 7% (or such higher percentage as may be specified in any Supplement or, upon satisfaction of the Rating

Agency Condition for each outstanding Series, such lower percentage as may be specified by the Transferor in a notice to the Trustee and the Servicer) of the aggregate Principal Receivables on that date of determination.

         "Monthly Period" shall mean, unless otherwise defined in any Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month.

         "Monthly Servicer's Certificate" shall mean a certificate substantially in the form of Exhibit C.

         "Monthly Servicing Fee" shall have the meaning specified in Section
3.02.

         "Monthly Transferor Servicing Fee" shall have the meaning specified in
Section 3.02.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Notice Date" shall have the meaning specified in subsection
2.06(c)(i).

         "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

         "Officer's Certificate" shall mean a certificate signed by any vice president or more senior officer of the Transferor or Servicer and delivered to the Trustee.

         "Offshore Securities Market" shall mean any established securities market organized under the laws of a country other than the United States in which Investor Certificates are listed, including, without limitation, the Eurobond market, as regulated by the Association of International Bond Dealers; the Amsterdam Stock Exchange; the Australian Stock Exchange Limited; the Bourse de Bruxelles; the Frankfurt Stock Exchange; The Stock Exchange of Hong Kong Limited; The International Stock Exchange of the United Kingdom and the Republic of Ireland, Ltd.; the Johannesburg Stock Exchange; the Bourse de Luxembourg; the Borsa Valori di Milan; the Montreal Stock Exchange; the Bourse de Paris; the Stockholm Stock Exchange; the Tokyo Stock Exchange; the Toronto Stock Exchange; the Vancouver Stock Exchange; and the Zurich Stock Exchange.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee.

         "Paying Agent" shall mean any paying agent appointed pursuant to
Section 6.06 and shall initially be the Trustee.

         "Pay Out Commencement Date" shall mean, with respect to each Series, the date on which (a) a Trust Pay Out Event is deemed to occur pursuant to
Section 9.01 or (b) a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

         "Pay Out Event" shall mean, with respect to each Series, a Trust Pay Out Event or a Series Pay Out Event.

         "Perfection Representations and Warranties" means the representations and warranties set forth below:

         (a) General. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the proceeds thereof in favor of the Trust, which (i) in the case of existing Receivables and the proceeds thereof, is enforceable upon execution of this Agreement against creditors of and purchasers from the Transferor, or with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to Receivables hereafter and thereafter created and the proceeds thereof upon such creation, in each case as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (ii) upon filing of the financing statements described in subparagraph (d) below and, in the case of Receivables hereafter created, upon the creation thereof, will be prior to all other Liens (other than Liens permitted pursuant to subparagraph (c) below).

         (b) Accounts. The Receivables constitute "accounts" within the meaning of UCC Section 9-102.

         (c) Creation. Immediately prior to the conveyance of the Receivables pursuant to this Agreement, the Transferor owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person; provided that nothing in this clause (c) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for any taxes if such taxes shall not at the time be due and payable or if the Transferor or the RPA Seller, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

         (d) Perfection. The Transferor has caused or will have caused, within ten days of the Effective Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted by the Transferor to the Trust under this Agreement in the Receivables arising in the Accounts designated to the Trust as of the Effective Date, and (if any additional filing is so necessary) within 10 days of the applicable Addition Date, in the case of such Receivables arising in Additional Accounts.

         (e) Priority. Other than the security interest granted to the Trust pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interest granted to Trust hereunder or (ii) that has been terminated.

         "Periodic Finance Charges" shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

         "Permitted Investments" shall mean, unless otherwise provided in the Supplement with respect to any Series (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed as to timely payment of principal and interest by the United States of America; (ii) time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of "P-1" and "A-l+," respectively; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard and Poor's of "P-1" and "A-l+," respectively; (iv) bankers acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) investments in money market or common trust funds rated "AAA-m" or "AAA-mg" by Standard & Poor's and "Aaa" by Moody's or otherwise approved in writing by each Rating Agency; (b) demand deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in clause (a)(ii) above; and (c) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates.

         "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

         "Pool Factor" shall mean, unless any Series is issued in more than one Class as stated in any related Supplement, a number carried out to seven decimals representing the ratio of the applicable Investor Interest as of such Record Date (determined after taking into account any reduction in the Investor Interest which will occur on the following Distribution Date) to the applicable Initial Investor Interest.

         "Pool Index File" shall mean the file on the Servicer's computer system that identifies MasterCard and VISA accounts which file is designated by the Servicer as its "Pool Index File."

         "Portfolio Reassignment Price" shall have the meaning specified in subsection 2.04(e).

         "Principal Account" shall have the meaning specified in subsection 4.02(b).
         "Principal Receivable" shall mean each Receivable other than (i) Finance Charge Receivables, (ii) Receivables in Defaulted Accounts, and (iii) Discount Option Receivables. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the Transferor is unable to transfer as provided in subsection 2.05(d) shall not be included in calculating the aggregate amount of Principal Receivables.

         "Principal Shortfall" is defined, as to any Series, in the related Supplement.

         "Principal Terms" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in subsection 6.09(c).

         "QSPE" shall mean a "qualifying SPE" within the meaning of FAS 140.

         "Qualified Institution" shall have the meaning specified in subsection 4.02(a)(iii).

         "Rating Agency" shall mean, with respect to each Series and as of any date of determination, the rating agency or agencies, if any, specified in the related Supplement and rating such Series as of such date of determination.

         "Rating Agency Condition" shall mean the notification in writing by each Rating Agency for each outstanding Series that has rated such Series at the Transferor's request, that the action in question will not result in the Rating Agency's reducing or withdrawing its then existing rating(s) of the applicable Investor Certificates.

         "Reassignment" shall have the meaning specified in subsection 2.07(b)(ii).

         "Reassignment Date" shall have the meaning specified in subsection 2.04(e).

         "Receivable" shall mean any amount owing by the Obligors under Accounts, including, without limitation, amounts due in connection with the sale of goods and services, cash advances, access checks, Annual Membership Fees, Cash Advance Fees, Periodic Finance Charges, Late Fees, fees for insufficient funds checks given in payment on the Accounts, overlimit fees and Special Fees, if any.

         "Receivables Purchase Agreement" means the Receivables Purchase
Agreement, dated as of [         ], 2002, between RPA Seller and Transferor.

         "Record Date" shall mean, with respect to any Distribution Date, the last day of the preceding Monthly Period.

         "Registered Certificates" shall have the meaning specified in Section 6.01.

         "Related Monthly Period" shall mean the Monthly Period immediately preceding a Monthly Period in which a specified Distribution Date, Determination Date or Transfer Date occurs.

         "Removal Date" shall mean the date on which Receivables in certain designated Removed Accounts will be reassigned by the Trustee to the Transferor.

         "Removal Notice Date" shall mean the day no later than the fifth Business Day prior to a Removal Date.

         "Removed Accounts" shall have the meaning specified in subsection 2.07(a).

         "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

         "Responsible Officer" shall mean, as to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and also, with respect to a particular officer to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject, and as to any other Person, any Vice President or higher officer.

         "Revolving Period" shall have, with respect to each Series, the meaning specified in the related Supplement.

         "RPA Seller" means FNBO, in its capacity as RPA Seller under the Receivables Purchase Agreement.

         "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Series" shall mean any series of Investor Certificates, which may include within any such Series, a Class or Classes of Investor Certificates subordinate to another such Class or Classes of Investor Certificates.

         "Series Account" shall mean any account or accounts established pursuant to a Supplement for the benefit of such Series.

         "Series Pay Out Event" shall have, with respect to any Series, the meaning specified pursuant to the Supplement for the related Series.

         "Series Servicing Fee Percentage" shall mean, with respect to any Series, the amount specified in the related Supplement.

         "Series Termination Date" shall mean, with respect to any Series of Certificates, the date stated in the related Supplement.

         "Servicer" shall mean initially First National Bank of Omaha, and its permitted successors and assigns, and thereafter any Person appointed as successor as herein provided to service the Receivables.

         "Servicer Default" shall have the meaning specified in Section 10.01.

         "Servicer Letter of Credit" shall mean a letter of credit supporting the Servicer's obligations regarding Collections which is delivered to the Trustee in accordance with subsection 4.03(a)(ii).

         "Service Transaction Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for any service transaction fees or similar terms.

         "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

         "Special Fees" shall mean Receivables which are Draft Fees, Service Transaction Fees, lost card fees, statement request fees, copy request fees, foreign ATM fees, balance transfer fees, check fees, stop payment fees, skip payment fees, return payment fees and any other fees which are not now but from time to time may be assessed on the Accounts. On or after the date on which any of such Special Fees begin to be assessed on the Accounts, the Transferor may designate in an Officer's Certificate whether such Special Fees shall be treated as Receivables.

         "Standard & Poor's" or "S&P" shall mean Standard & Poor's Ratings Service, a division of the McGraw Hill Companies, Inc.

         "Successor Servicer" shall have the meaning specified in subsection 10.02(a).

         "Supplement" shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of Section 6.09 of this Agreement, executed in conjunction with any issuance of any Series of Certificates (or, in the case of the issuance of Certificates on the Initial Closing Date, the Supplement executed in connection with the issuance of such Certificates).

         "Termination Notice" shall have, with respect to any Series, the meaning specified in subsection 10.01(d).

         "Transaction Documents" means, at any time, this Agreement, the Receivables Purchase Agreement, the Supplement for each outstanding Series, any documents pursuant to which any outstanding Investor Certificate is sold as permitted by Section 6.09 and any other document designated as a Transaction Document in any of the foregoing.

         "Transfer Agent and Registrar" shall have the meaning specified in
Section 6.03 and shall initially be the Trustee's Corporate Trust Office.

         "Transfer Date" shall mean, with respect to any Series, the Business Day immediately prior to each Distribution Date.

         "Transferor" shall mean First National Funding LLC, a Nebraska limited liability company.

         "Transferor Exchange" shall have the meaning specified in subsection 6.09(b).

         "Transferor Interest" shall mean, on any date of determination, the aggregate amount of Principal Receivables, plus the Excess Funding Amount, in each case at the end of the day immediately prior to such date of determination, minus the Aggregate Investor Interest at the end of such day.

         "Transferor Percentage" shall mean, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Receivables.

         "Transferred Account" shall mean an Account (i) for which a new credit account number has been issued under circumstances not requiring standard application and credit evaluation procedures under the Credit Card Guidelines and (ii) which can be traced or identified by reference to or by way of the computer files or microfiche lists delivered to the Trustee pursuant to Section
2.01 or 2.06 as an account into which an Account has been transferred.

         "Trust" shall mean the trust created by this Agreement, the corpus of which shall consist of the Receivables now existing or hereafter created and all moneys due or to become due with respect thereto, all proceeds (as defined in Section 9-102 of the UCC) of the Receivables and Insurance Proceeds relating thereto, the right to receive certain amounts paid or payable as Interchange (if provided for in any Supplement), such funds as from time to time are deposited in the Collection Account, the Excess Funding Account, the Finance Charge Account, the Principal Account, the Distribution Account and any Series Account and the rights to any Enhancement with respect to any Series.

         "Trust Assets" shall have the meaning specified in Section 2.01.

         "Trustee" shall mean The Bank of New York, a New York banking corporation, and its successors and any corporation resulting from, or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

         "Trust Extension" shall have the meaning specified in subsection 12.01(a).

         "Trust Pay Out Event" shall have, with respect to each Series, the meaning specified in Section 9.01.

         "Trust Termination Date" shall mean the earlier to occur of (a) unless a Trust Extension shall have occurred, the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Distribution Account or the applicable Series Account for the payment of Investor Certificateholders of each Series then issued and outstanding sufficient to pay in full the Aggregate Investor Interest plus interest accrued at the applicable Certificate Rate through the end of the related interest accrual period prior to the Distribution Date with respect to each such Series, (b) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and (c) July 31, 2020.

         "UCC" shall mean the Uniform Commercial Code, as in effect in the State of Nebraska and in any other state where filing of a financing statement is required under any Transaction Document or in any other specified jurisdiction.

         "Undivided Interest" shall mean the undivided interest of any Certificateholder in the Trust.

         SECTION 1.02. OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in
         Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

                  (c) The agreements, representations and warranties of FNBO in this Agreement and in any Supplement in each of its capacities as Transferor and Servicer, shall be deemed to be the agreements, representations and warranties of FNBO solely in each such capacity for so long as FNBO acts in each such capacity under this Agreement.

                  (d) The words "thereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement.

                  (e) Section, subsection, schedule and exhibit references contained in this Agreement or any supplement are references to sections, subsections, schedules and exhibits in or to this Agreement or any supplement unless otherwise specified.

                  (f) The Monthly Servicer Certificate, the form of which is attached as Exhibit C to this Agreement, and the Annual Servicer Certificate, the form of which is attached as Exhibit D to this Agreement, shall be in substantially the form of Exhibit C or Exhibit D, as the case may be, with such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information required by this Agreement or any Supplement. The Servicer shall, upon making such determination, deliver to the Trustee and each Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.

                  (g) All references to Investor Certificates, Investor Certificateholders, Certificateholders and Holders in this Agreement and, unless otherwise required by the context, in the Transaction Documents, shall include the Collateralized Trust Obligations and the CTO Securityholders, as applicable, each as defined in the Supplements for

         Series 2000-2 and Series 2001-1; provided, however, that, as specified in such Supplements, the Collateralized Trust Obligations do not represent Undivided Interests in the Trust except for the purposes specified in such Supplements; and provided, further, that in determining whether the Holders of Investor Certificates representing the requisite percentage of the unpaid Initial Investor Interest have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Transferor, FNBO, the Servicer or any of their Affiliates shall be disregarded, except that in determining whether the Trustee shall be protected in relying on any such action, only Investor Certificates that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith may be included if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, FNBO, the Servicer or any Affiliate of any of the foregoing Persons. In making any such determination, the Trustee may conclusively rely on the representations of the pledgee and shall not be required to undertake any independent investigation.

                                   ARTICLE II

               CONVEYANCE OF RECEIVABLES; ISSUANCE OF CERTIFICATES

         SECTION 2.01. CONVEYANCE OF RECEIVABLES. The Transferor does hereby transfer, assign, set over, grant and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, all of its right, title and interest in and to (i) the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), (ii) all moneys due or to become due with respect thereto (including all Finance Charge Receivables), (iii) recoveries (net of expenses of collection) on Defaulted Accounts, (iv) Insurance Proceeds relating to such Receivables, (v) any Enhancement provided in accordance with the terms of any Supplement, (vi) all of its rights, remedies, powers and privileges under the Receivables Purchase Agreement and (vii) all proceeds of any of the foregoing (collectively, the "Trust Assets").

         In connection with such transfer, assignment, setover, grant and conveyance, the Transferor agrees to record and file, at its own expense, financing statements (including any continuation statements with respect to such financing statement when applicable) with respect to the Receivables now existing and hereafter created for the transfer of accounts (as defined in the UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the assignment of the Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or continuation statement or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of issuance of the Certificates, and in the case of any continuation statements filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by the Transferor. The foregoing transfer, assignment, setover, grant and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, setover, grant and conveyance shall be construed accordingly.

         In connection with such transfer, the Transferor agrees, at its own expense, on or prior to the Initial Closing Date (i) to indicate in the Pool Index File maintained in its computer files that Receivables created in connection with the Accounts (other than any Additional Accounts) have been transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders by identifying such Accounts in the Pool Index File by setting the trust indicator flag to "1," and to cause FNBO to make a similar notation in its computer files, and (ii) to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and setting forth the Receivable balance as of the Cut Off Date. Such file or list shall be marked as Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor and the Servicer each agree not to alter the file designation referenced in clause
(i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

         The parties intend that the transfer shall be deemed to be a sale, but if, and to the extent that, such transfer is not deemed to be a sale, the Transferor shall be deemed hereunder to have granted, and does hereby so grant, to the Trustee a first priority perfected security interest in all of the Transferor's right, title and interest in, and under the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all payments on such Receivables received after the Cut Off Date, all Insurance Proceeds relating thereto and all proceeds thereof (including recoveries, net of expenses of collection on Defaulted Accounts) and Investor Accounts and that this Agreement shall constitute a security agreement under applicable law.

         Pursuant to the request of the Transferor, the Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.02.

         By executing this Agreement and the Receivables Purchase Agreement, the parties hereto and thereto do not intend to cancel, release or in any way impair the conveyances previously made by FNBO and FNBSD, as "Transferor" and "Co-Transferor" under the Existing PSA. Without limiting the foregoing, the parties hereto acknowledge and agree as follows:

                  (i) The Trust created by and maintained under the Existing PSA shall continue to exist and be maintained under this Agreement.

                  (ii) All series of Investor Certificates issued under the Existing PSA shall constitute Series issued and outstanding under this Agreement, and any Supplement executed in connection with such Series shall constitute a Supplement executed hereunder.

                  (iii) All references to the Existing PSA in any other instruments or documents shall be deemed to constitute references to this Agreement. All references in such instruments or documents to FNBO or FNBSD as "Transferor" or "Co-Transferor" of receivables and related assets under the Existing PSA shall be deemed to constitute references to the Transferor in such capacity hereunder.

                  (iv) The Transferor hereby assumes and agrees to perform all obligations of FNBO or FNBSD, as "Transferor" or "Co-Transferor" (but not as "Servicer"), under or in connection with the Existing PSA (as amended and restated by this Agreement) and any Supplements to the Existing PSA.

                  (v) To the extent this Agreement requires that certain actions are to be taken as of the Initial Closing Date or another date prior to the Effective Date, execution of such action by FNBO or FNBSD under the Existing PSA shall constitute satisfaction of such requirement.

         SECTION 2.02. ACCEPTANCE BY TRUSTEE.

                  (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Transferor in and to the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all moneys due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds of such Receivables (including recoveries, net of expenses of collection, on Defaulted Accounts), Insurance Proceeds relating to such Receivables, and the proceeds thereof, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Servicer delivered to the Trustee the computer file or microfiche list described in the third paragraph of
         Section 2.01.

                  (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by the Servicer pursuant to Sections 2.01, 2.06 and 2.07 ("Account Information") except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to
         Section 10.02 or as mandated pursuant to any Requirement of Law applicable to the Trustee. The Trustee agrees (i) to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours; and (ii) not to use any of the Account Information to compete, directly or indirectly, with the Transferor. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirements so that the Transferor or the affected Credit Card Originator may request a protective order or other appropriate remedy. The Trustee shall make best efforts to provide the Transferor with written notice no later than five Business Days prior to any disclosure pursuant to this subsection 2.02(b).

                  (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement. Neither the Trust nor the Trustee accepts any duty or obligation of the Transferor hereunder to any Person, including, but not limited to any duty or obligation to any Obligor.

         SECTION 2.03. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor hereby represents and warrants to the Trust as of the Effective Date, each Closing Date and, with respect to Additional Accounts, the related Addition
Date:

                  (a) ORGANIZATION AND GOOD STANDING. The Transferor is a limited liability company validly existing in good standing under the laws of the State of Nebraska and has full power, authority and legal right to own its properties and conduct its business as presently owned and conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which the Transferor is a party and to execute and deliver to the Trustee the Certificates pursuant hereto.

                  (b) DUE QUALIFICATION. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to the Transferor required under federal and Nebraska law; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

                  (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and each other Transaction Document to which the Transferor is a party and the execution and delivery to the Trustee of the Certificates by the Transferor and the consummation of the transactions provided for in this Agreement and each such other Transaction Document have been duly authorized by the Transferor by all necessary limited liability company action on its part.

                  (d) NO CONFLICTS. The execution and delivery of this Agreement, the Certificates and each other Transaction Document to which the Transferor is a party, the performance of the transactions contemplated by this Agreement and each such Transaction Document and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

                  (e) NO VIOLATION. The execution and delivery of this Agreement, the Certificates and each other Transaction Document to which the Transferor is a party, the performance of the transactions contemplated by this Agreement and each such Transaction Document and the fulfillment of the terms hereof and thereof, will not conflict with or violate in any material way any Requirements of Law applicable to the Transferor.

                  (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Certificates or any other Transaction Document, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Certificates and each such Transaction Document, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or any other Transaction Document, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Certificates or any other Transaction Document or
         (v) seeking to affect adversely the income tax attributes of the Trust.

                  (g) ELIGIBILITY OF ACCOUNTS. As of the Cut Off Date and each Addition Date prior to the date hereof, each Account was an Eligible Account and no selection procedures adverse to the Investor Certificateholders have been employed in selecting the Accounts from among the Eligible Accounts.

                  (h) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Transferor of this Agreement, the Certificates and each other Transaction Document to which the Transferor is a party, the performance by the Transferor of the transactions contemplated by this Agreement and each such other Transaction Document, and the fulfillment of the terms hereof and thereof, have been obtained; provided, however, that no representation or warranty is made as to state securities or blue sky laws regarding the distribution of the Certificates.

                  (i) INSOLVENCY. The Transferor is not insolvent and no Insolvency Event with respect to the Transferor has occurred, and the transfers of the Receivables and the other Trust Assets by the Transferor to the Trust contemplated hereby have not been made in contemplation of such insolvency or Insolvency Event.

                  For the purposes of the representations and warranties made by the Transferor in this Section 2.03, "Certificates" shall mean the Certificates issued during the period commencing on December 31, 1995, and ending on the date hereof. The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the respective Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section 10.01. The Transferor hereby represents and warrants to the Trust, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in such Supplement, that the representations and warranties of the Transferor set forth in Section 2.03, are true and correct as of such date (for the purposes of such representations and warranties, "Certificates" shall mean the Certificates issued on the related Closing Date). Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         SECTION 2.04. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR RELATING TO THE AGREEMENT AND THE RECEIVABLES.

                  (a) BINDING OBLIGATION; VALID TRANSFER AND ASSIGNMENT. The Transferor hereby represents and warrants to the Trust that, as of the Effective Date, each Closing Date and, with respect to Additional Accounts, the related Addition Date:

                           (i) This Agreement and each other Transaction
                  Document to which the Transferor is a party constitutes and, in the case of Additional Accounts, when the related Assignment is executed and delivered on behalf of RPA Seller, will constitute, a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors rights in general and the rights of creditors of national banking associations, and
                  (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                           (ii) This Agreement (as supplemented by Assignments
                  made pursuant to Section 2.06) constitutes either (A) a valid transfer, assignment, setover and conveyance to the Trust of all right, title and interest of the Transferor in and to the Receivables now existing (or, with respect to Additional Accounts, existing on the applicable Addition Date) and hereafter (or thereafter) created and arising in connection with the Accounts, and all proceeds of such Receivables and Insurance Proceeds relating thereto, and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien except for (1) Liens permitted under subsection 2.05(b), (2) the interest of the Transferor as Holder of the Exchangeable Transferor Certificate and (3) the Servicer's right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Collection Account, the Principal Account or any Series Account, as provided in this Agreement or the related Supplement, or (B) a grant of a security interest (as defined in the UCC) in such property to the Trust, which is enforceable with respect to the existing Receivables, the proceeds thereof and Insurance Proceeds relating thereto upon execution and delivery of this Agreement, or, with respect to Receivables then existing in Additional Accounts, upon execution and delivery of the related Assignment, and which will be enforceable with respect to such Receivables hereafter (or thereafter) created, the proceeds thereof and Insurance Proceeds relating thereto, upon such creation. If this Agreement (as supplemented by Assignments made pursuant to Section 2.06) constitutes the grant of a security interest to the Trust in such property, all actions necessary under the applicable UCC in any jurisdiction to be taken to give the Trustee a first priority perfected security interest in the Receivables and proceeds thereof (subject to Section 9-315 of the UCC), except for Liens permitted under subsection 2.05(b), have been taken. Neither the Transferor nor any Person (other than the Trustee) shall have any claim to or interest in the Collection Account, the Excess Funding Account, the Principal Account, the Finance Charge Account, the Distribution Account or any Series Account, or the Enhancement for any Series, except for the Servicer's rights, if any, to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account, the Collection Account and Principal Account as provided in this Agreement (or, if applicable, any Series Account as provided in any Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC and the interests of the Transferor as Holder of the Exchangeable Transferor Certificate.

                  (b) ELIGIBILITY OF RECEIVABLES. The Transferor hereby represents and warrants to the Trust as of the Initial Closing Date, the Effective Date, each Closing Date and, with respect to Additional Accounts, the related Addition Date that:

                           (i) Each Account designated as an Account is an
                  Eligible Account as of the date of such designation, all then existing Receivables in each such Account are Eligible Receivables as of the date of such designation and, as of the date of creation of any new Receivable in an Account, such Receivable will be an Eligible Receivable.

                           (ii) Each Receivable then existing has been conveyed
                  to the Trust free and clear of any Lien (other than Liens permitted under subsection 2.05(b)) and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor and/or FNBO.

                           (iii) With respect to each Receivable then existing,
                  all consents, orders, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor or FNBO in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

                           (iv) On each day on which any new Receivable is
                  created, the Transferor shall be deemed to represent and warrant to the Trust that (A) each Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Transferor or FNBO, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor or FNBO in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsections 2.04(a) and 2.04(b)(ii) are true and correct with respect to each Receivable created on such day as if made on such day.

                           (v) As of the Effective Date, and as of each Addition
                  Date with respect to Additional Accounts, and as of each Removal Date with respect to Removed Accounts, Schedule 1 to this Agreement, as supplemented by the related computer files or microfiche lists delivered pursuant to Section 2.06 or Section 2.07 in connection with each Addition Date or Removal Date, is an accurate and complete listing in all material respects of all the Accounts as of each such date (or, with respect to the Schedule delivered on the Effective Date, as of the most recent month end) and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of each such specified date.

                           (vi) The Transferor is the legal and beneficial owner
                  of all right, title and interest in each Receivable and Transferor has the full right, power and authority to transfer such Receivables to the Trust.

                  (c) NOTICE OF BREACH. The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

                  (d) TRANSFER OF INELIGIBLE RECEIVABLES.

                           (i) Automatic Removal. In the event of a breach with
                  respect to a Receivable of any representations and warranties set forth in subsection 2.04(b)(ii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, except Liens permitted under subsection 2.05(b); (B) the Lien upon the subject Receivable
                  (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by the Transferor or the applicable Credit Card Originator; or (C) the unsecured short-term debt rating of FNBO is not at least "P-1" by Moody's and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement, then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor of written notice of such breach or event given by the Trustee, Receivables of the Account containing such ineligible Receivable shall be automatically removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii).

                           (ii) Removal After Cure Period. In the event of a
                  breach of any of the representations and warranties set forth in subsection 2.04(b) other than a breach or event as set forth in clause (d)(i) above, and as a result of such breach the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, except Liens permitted under subsection 2.05(b), then upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee in its sole discretion, but in no event later than 150 days) from the earlier to occur of the discovery of any such event by either the Transferor or the Servicer, or receipt by the Transferor of written notice of any such event given by the Trustee, the Receivables of the Account containing such ineligible Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

                           (iii) Procedures for Removal. When the provisions of
                  subsection 2.04(d)(i) or (ii) above require removal of a Receivable, the Transferor shall accept reassignment of such Receivable (an "Ineligible Receivable") by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust and to decrease the Transferor Interest by such amount. On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below the Minimum Transferor Interest or would otherwise not be permitted by law, the Transferor shall immediately, but in no event later than 10 Business Days after such event, make a deposit in the Excess Funding Account in immediately available funds prior to the next succeeding Transfer Date in an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest. The portion of such deposit allocated to the Investor Certificates of each Series shall be distributed to the Investor Certificateholders of each Series in the manner specified in Article IV, if applicable, on the Distribution Date relating to the Monthly Period in which such deposit is made. Upon the reassignment to the Transferor of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all moneys due or to become due with respect thereto and all proceeds thereof and Insurance Proceeds relating thereto and Interchange (if any) allocated to such Ineligible Receivable pursuant to any Supplement. Such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Transferor to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.04(d)(iii). The obligation of the Transferor set forth in this subsection 2.04(d)(iii), or the automatic removal of such Receivable from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

                           (iv) Proceeds Held by Servicer. For the purposes of
                  subsections 2.04(d)(i) and (ii) above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer (if the Servicer is FNBO or the Transferor) for more than the applicable period under Section 9-315 of the UCC.

                  (e) REASSIGNMENT OF TRUST PORTFOLIO. In the event of a breach of any of the representations and warranties set forth in subsections 2.03(a), (b) or (c) or subsection 2.04(a) which has a material adverse effect on the Receivables or the availability of the proceeds of the Receivables to the Trust, either the Trustee or the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid Initial Investor Interests of all Series, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferor to accept reassignment of an amount of Principal Receivables (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to accept reassignment of such Principal Receivables on a Transfer Date specified by the Transferor (as to such Transfer Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in subsections 2.03(a), (b) or (c) or subsection 2.04(a), as applicable, shall then be true and correct in all material respects. The Transferor shall deposit in next-day funds on the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders pursuant to Article XII. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the unpaid Initial Investor Interest of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal, or paid as principal to such Certificateholders on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable Certificate Rate through such last day, less the amount, if any, previously allocated for payment of interest or paid as interest to the Certificateholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs (the "Portfolio Reassignment Price"). Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Reassignment Date on which such amount has been deposited in full into the Distribution Account or the applicable Series Account, the Receivables and all moneys due or to become due with respect thereto and all proceeds of the Receivables and Insurance Proceeds relating thereto and Interchange (if any) allocated to the Receivables pursuant to any Supplement shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all moneys due or to become due with respect thereto and all proceeds of the Receivables and Insurance Proceeds relating thereto and Interchange (if any) allocated to the Receivables pursuant to any Supplement. If the Trustee or the Investor Certificateholders give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.04(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsections 2.03(a), (b) or (c) and subsection 2.04(a) available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

                  (f) PERFECTION REPRESENTATIONS AND WARRANTIES. The Transferor hereby makes the Perfection Representations and Warranties to the Trust. The rights and remedies with respect to any breach of the Perfection Representations and Warranties made under this Section 2.04(f) shall be continuing and shall survive any termination of this Agreement. Neither the Trust nor the Trustee shall waive a breach of any Perfection Representation and Warranty. In order to evidence the interests of the Transferor and the Trust under this Agreement, the Transferor and the Servicer shall, from time to time take such action, and execute and deliver such instruments (including, without limitation, such actions or filings as are requested by the Trustee and financing statements under the UCC as enacted and then in effect in any other jurisdiction in which the Transferor is organized, has its principal place of business or maintains any books, records, files, or other information concerning the Receivables) in order to maintain and perfect, as a first priority interest, the security interest in the Receivables. The Transferor hereby authorizes each of the Servicer and the Trustee to file financing statements under the UCC without the Transferor's signature where allowed by applicable law.

         SECTION 2.05. COVENANTS OF THE TRANSFEROR. The Transferor hereby covenants that:

                  (a) RECEIVABLES TO BE ACCOUNTS. The Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. The Transferor will take no action to cause any Receivable to be anything other than an "account" (as defined in the UCC).

                  (b) SECURITY INTERESTS. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties; provided, however, that nothing in this subsection 2.05(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; and, provided further, that nothing in this subsection 2.05(b) shall prevent the Transferor from granting a Lien solely on the Transferor's Interest as Holder of the Exchangeable Transferor Certificate.

                  (c) CREDIT CARD AGREEMENTS AND ACCOUNT GUIDELINES. The Transferor shall enforce the covenant in the Receivables Purchase Agreement requiring FNBO to comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA USA, Inc. and MasterCard International Incorporated except insofar as any failure to comply or perform would not materially and adversely affect the rights and interests of the Trustee or the Certificateholders hereunder or under the Certificates or any other Transaction Documents. Except as expressly provided in any Supplement, the Transferor may permit FNBO to change the terms and conditions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur, and (ii) is made applicable to a substantial portion of the comparable segment of the revolving credit card accounts owned and serviced by FNBO which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between FNBO and an unrelated third party or by the terms of the Credit Card Agreements; provided, however, with respect to FNBO, that clause (ii) shall be deemed to be satisfied at any time that the Transferor Interest exceeds 14% of the Principal Receivables; and provided, further, that for purposes of FNBO's debt deferral and debt cancellation program, the requirements of subsection 2.05(c)(ii) shall be deemed to be satisfied if the opportunity to initiate the change is made available to a substantial portion of the comparable segment of the revolving credit card accounts owned and serviced by FNBO which have characteristics the same as, or substantially similar to, the Accounts to which such opportunity is made available.

                  (d) ACCOUNT ALLOCATIONS. In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section
         9.02 or an order by any federal governmental agency having regulatory authority over the Transferor or FNBO or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, (i) the Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Trust on such date); (ii) the Transferor agrees to have such amounts applied as Collections in accordance with Article IV; and (iii) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (i) and (ii) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust) that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, and all amounts that would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating (A) the applicable Investor Percentage with respect to any Series and (B) the Aggregate Investor Percentage thereunder. If the Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, the Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

                  (e) DELIVERY OF COLLECTIONS. The Transferor agrees to pay to the Servicer all payments received by the Transferor in respect of the Receivables as soon as practicable after receipt thereof by the Transferor but, in any event, no later than two Business Days after the Date of Processing.

                  (f) CONVEYANCE OF ACCOUNTS. The Transferor covenants and agrees that, except as provided in Section 2.05(b), it will not convey, assign, exchange or otherwise transfer the Accounts to any Person prior to the termination of this Agreement pursuant to Article XII; provided, however, that the Transferor shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring the Accounts in connection with a transaction complying with the provisions of
         Section 7.02.

                  (g) RECEIVABLES PURCHASE AGREEMENT. The Transferor, in its capacity as purchaser of Receivables from the RPA Seller under the Receivables Purchase Agreement, shall enforce the covenants and agreements of the RPA Seller as set forth in the Receivables Purchase Agreement, including its agreement to designate Additional Accounts as and when required in order for the Transferor to fulfill its undertakings in Section 2.06. The Transferor shall not amend, waive or otherwise modify the Receivables Purchase Agreement except in accordance with its terms.

                  (h) OFFICIAL RECORDS. The resolutions of the Board of Directors of the Transferor's Managing Member approving each of the Transaction Documents and all documents relating thereto are and shall be continuously reflected in the minutes of the Board of Directors of the Transferor's Managing Member and in the official records of the Transferor. Each of the Transaction Documents and all documents relating thereto are and shall, continuously from the time of their respective execution by the Transferor, be official records of the Transferor.

                  (i) TRANSFEROR INTEREST. Except as otherwise permitted herein, including in Sections 6.03 and 7.02, the Transferor agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor Interest (or any interest therein) and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

                  (j) PERIODIC FINANCE CHARGES AND OTHER FEES. The Transferor hereby agrees that, except as otherwise required by any Requirement of Law, or as is deemed by FNBO to be necessary in order for it to maintain its credit card business, based upon a good faith assessment by FNBO of the nature of the competition in the credit card business, it shall not at any time permit FNBO to reduce the Periodic Finance Charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the Transferor's reasonable expectation of the Portfolio Yield for any Series as of such date would be less than the then Base Rate for that Series.

                  (k) COVENANTS REGARDING OPERATIONS. The Transferor shall:

                           (i) Not incur, assume or guarantee any indebtedness
                  other than the Transferor's obligations with respect to or contemplated by the Transaction Documents; provided, however, the Transferor may, in the ordinary course of business, incur unsecured trade debt with trade creditors in amounts that are normal and reasonable under the circumstances.

                           (ii) Not engage in any business or activity other
                  than as permitted in its articles of organization.

                           (iii) Not consolidate or merge with or into any other
                  entity or convey or transfer its properties and assets substantially as an entirety to any entity.

                           (iv) Not dissolve or liquidate, in whole or in part.

                           (v) Not commingle its funds or assets with those of
                  any other individual or entity.

                           (vi) Not hold itself out as being liable for the
                  debts of any other party and not pay from its assets any obligations or indebtedness of any other individual or entity.

                           (vii) Pay from its assets all obligations and
                  indebtedness of any kind incurred by the Transferor.

                           (viii) Not form, or cause to be formed, any
                  subsidiaries.

                           (ix) Not file any voluntary petition or consent to
                  the filing of any petition in or institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law on behalf of itself without the prior unanimous written consent of all of its members, including the Independent Member (as defined in its Operating Agreement).

                           (x) Not permit its managing member to withdraw.

                           (xi) At all times have at least one managing member
                  which shall have each of the characteristics of the Independent Member as set forth on Appendix A to its Operating Agreement.

                           (xii) Act solely in its name and through its duly
                  authorized agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

                           (xiii) Transact business with any Affiliate, if at
                  all, on an arms length basis and pursuant to enforceable agreements. For purposes of this covenant and the definition of the term "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or the cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                           (xiv) Maintain separate records and books of account
                  and shall not commingle its records and books of account with the records and books of account of any entity.

                           (xv) Make no asset distributions, including, without
                  limitation, any distribution of dividends, except to the extent of cash on hand in excess of that needed to cover the expected cash needs of the Transferor.

                           (xvi) Observe all organizational formalities in its
                  relations with its members.

                           (xvii) Notwithstanding any other provisions of this
                  Agreement, not terminate, dissolve or liquidate while owing any amount under the Transaction Documents despite the occurrence of any event which might terminate the continued membership of a member in the Transferor, including the following:

                                    (A) a member:

                                             (1) makes an assignment for the
                                    benefit of creditors;

                                             (2) files a voluntary petition in
                                    bankruptcy;

                                             (3) is adjudged bankrupt or
                                    insolvent, or has entered against it an
                                    order for relief, in any bankruptcy or
                                    insolvency proceeding;

                                             (4) files a petition or answer
                                    seeking for itself any reorganization,
                                    arrangement, composition, readjustment,
                                    liquidation, dissolution or similar relief under any statute, law or regulation;

                                             (5) files an answer or other
                                    pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature;

                                             (6) seeks, consents to or
                                    acquiesces in the appointment of a trustee, receiver or liquidator of the member or of all or any substantial part of its properties; or

                                    (B) 120 days after the commencement of any
                           proceeding against the member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without the member's consent or acquiescence of a trustee, receiver or liquidator of the member or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

         SECTION 2.06. ADDITION OF ACCOUNTS.

                  (a) If, during any Monthly Period, the Transferor Interest averaged over that period is less than the Minimum Transferor Interest (calculated using the Average Principal Receivables for such Monthly Period as the aggregate Principal Receivables on the date of determination), the Transferor shall designate additional eligible MasterCard or VISA accounts ("Additional Accounts") to be included as Accounts in a sufficient amount such that the average of the Transferor Interest as a percentage of the Average Principal Receivables for such Monthly Period, computed by assuming that the amount of the Average Principal Receivables of such Additional Accounts shall be deemed to be outstanding in the Trust during each day of such Monthly Period, is at least equal to the Minimum Transferor Interest. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth Business Day following such Monthly Period; provided, however, that to the extent the Transferor designates Additional Accounts with Principal Receivables substantially in excess of the amount of Principal Receivables required under this subsection 2.06(a), such excess shall be deemed to be optional Additional Accounts under subsection 2.06(b) below and will be permitted to be so designated solely to the extent permitted by subsection 2.06(b).

                  (b) In addition to its obligation under subsection 2.06(a), the Transferor may, but shall not be obligated to, designate from time to time certain Additional Accounts (the "Automatic Additional Accounts") to be included as Accounts, provided that the Transferor shall not make more than one such designation in any one Monthly Period; and provided, further, that such Automatic Additional Accounts shall not exceed the

         Maximum Addition Amount or include Financial Institutions Accounts unless the Transferor shall have received the notice from the Rating Agencies required by subsection 2.06(c)(vii) below.

                  (c) The Transferor agrees that any such transfer of Receivables from Additional Accounts, under subsection 2.06(a) or (b) shall satisfy the following conditions (to the extent provided below):

                           (i) on or before the fifth Business Day prior to the
                  Addition Date with respect to additions pursuant to subsection 2.06(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(b) (the "Notice Date"), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

                           (ii) on or before the Addition Date, the Transferor
                  shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) in substantially the form of Exhibit B (the "Assignment") and the Transferor shall direct the Servicer to indicate in its computer files (and to cause FNBO to indicate in its computer files) that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and, within five Business Days thereafter, the Servicer shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts, identified by account number and the aggregate amount of the Receivables in such Additional Accounts, as of the Addition Date, which computer file or microfiche list shall be as of the date of such Assignment, shall be incorporated into and made a part of such Assignment and this Agreement, and shall be subject to the Trustee's confidentiality obligations under Section 2.02 hereof;

                           (iii) the Transferor shall represent and warrant that
                  (A) each Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Additional Account, is, as of the Addition Date, an Eligible Receivable,
                  (B) no selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts and (C) as of the Addition Date, the Transferor is not insolvent;

                           (iv) the Transferor shall represent and warrant that,
                  as of the Addition Date, the Assignment constitutes either (A) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created in the Additional Accounts, and all proceeds (as defined in the UCC) of such Receivables and Insurance Proceeds relating thereto and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien, except for (1) Liens permitted under subsection 2.05(b), (2) the interest of the Transferor as Holder of the Exchangeable Transferor Certificate and (3) the Servicer's right, if any, to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account, the Collection Account, the Principal Account, or any Series Account as provided in this Agreement and any related Supplement or (B) a grant of a first priority security interest (as defined in the UCC) in such property to the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed on such Addition Date, the proceeds (as defined in the UCC) thereof and Insurance Proceeds relating thereto upon such creation;

                           (v) the Transferor shall deliver an Officer's
                  Certificate substantially in the form of Schedule 2 to Exhibit B to the Trustee (with a copy thereof to each Rating Agency) confirming the items set forth in paragraph (ii) above; it being understood that the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;

                           (vi) the Transferor shall deliver an Opinion of
                  Counsel with respect to the Receivables in the Additional Accounts to the Trustee (with a copy to any of the Rating Agencies which shall have requested in writing such copies) substantially in the form of Exhibit E; and

                           (vii) with respect to Financial Institutions Accounts
                  or Accounts in excess of the Maximum Addition Amount, the Transferor shall have received notice from each Rating Agency that the inclusion of such accounts as Additional Accounts pursuant to subsection 2.06(b) will not result in the reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding.

         SECTION 2.07. REMOVAL OF ACCOUNTS.

                  (a) Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal ("Removed Accounts") from the Trust; provided, however, that the Transferor shall not make more than one such designation in any one Monthly Period. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Accounts will be reassigned by the Trustee to the Transferor (the "Removal Date"), the Transferor shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor.

                  (b) The Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

                           (i) the removal of any Receivables of any Removed
                  Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, (A) cause a Pay Out Event to occur; provided, however, that for the purposes of this subsection 2.07(b)(i), the Receivables of each Removed Account shall be considered to have been removed as of the Removal Date, (B) cause the Transferor Interest as a percentage of the aggregate amount of Principal Receivables to be less than the Minimum Transferor Interest on such Removal Date, or (C) result in the failure to make any payment specified in the related Supplement with respect to any Series;

                           (ii) on or prior to the Removal Date, the Transferor
                  shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit G (the "Reassignment") and, within five Business Days thereafter, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

                           (iii) the Transferor shall represent and warrant as
                  of each Removal Date that (x)(i) Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal randomly or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience and (ii) no selection procedure was used by the Transferor which is materially adverse to the interests of the Investor Certificateholders or (y) Accounts were identified for removal because of a third-party cancellation, or expiration without renewal, of an affinity, private-label, agent bank or similar arrangement;

                           (iv) on or before the tenth Business Day prior to the
                  Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Transferor shall have received notice prior to the Removal Date from such Rating Agency that such proposed removal will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of the Investor Certificates;

                           (v) on any Removal Notice Date, the amount of the
                  Principal Receivables of the Removed Accounts to be reassigned to the Transferor on the related Removal Date shall not equal or exceed 5% of the aggregate amount of the Principal Receivables on such Removal Date, provided that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal the Initial Investor Interest of such Series; and

                           (vi) the Transferor shall have delivered to the
                  Trustee an Officer's Certificate confirming the items set forth in clauses (i) through (v) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                  Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

         SECTION 2.08. DISCOUNT OPTION RECEIVABLES.

                  (a) The Transferor shall have the option to designate a percentage (the "Discount Percentage") of the Principal Receivables in all or certain of the Accounts created on and after such date of designation to be treated as Finance Charge Receivables ("Discount Option Receivables") in accordance with the provisions of this Section
         2.08. The Discount Percentage shall not apply to Finance Charges, or any other fees and charges (other than Insurance Proceeds) or to Receivables in or recoveries of Defaulted Accounts. The Discount Percentage may be fixed or variable and shall not exceed 4%.

                  (b) Discount Option Receivables shall be considered Finance Charge Receivables for all purposes hereunder, including for the purposes of allocating Collections pursuant to Article IV.

                  (c) The Transferor shall have the option to increase the Discount Percentage to a percentage not greater than 4%, to reduce the Discount Percentage, to apply the Discount Percentage to Principal Receivables created in Accounts not previously subject to the Discount Percentage and to cease to apply the Discount Percentage to Principal Receivables created in Accounts previously subject to the Discount Percentage; provided, however, that the Transferor shall not change any existing Discount Option Receivables into Principal Receivables and the Transferor shall not increase the Discount Percentage during any Rapid Amortization Period or if such increase would cause the Transferor Interest to be less than the Minimum Transferor Interest.

                  (d) The Transferor shall provide to the Servicer, the Trustee and each Rating Agency 30 days' prior written notice of any designation, increase or reduction of the Discount Percentage, and such designation, increase or reduction shall become effective on the date specified in such notice unless such designation, increase or reduction in the reasonable belief of the Transferor would cause a Pay Out Event, or an event which, with notice or the lapse of time or both, would constitute a Pay Out Event, to occur; provided, however, that the Rating Agency Condition shall have been satisfied.

                                   ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         SECTION 3.01. ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO THE SERVICER.

                  (a) FNBO agrees to act as the Servicer under this Agreement. The Investor Certificateholders of each Series by their acceptance of the related Certificates consent to FNBO's acting as Servicer.

                  (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines and shall have full power and authority acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account or any Investor Account or Series Account to the extent and as set forth in this Agreement and the applicable Supplement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to
         Section 10.01, to instruct the Trustee to make withdrawals and payments, from the Finance Charge Account, the Principal Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct the Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the Delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements. The Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Principal Account, the Finance Charge Account or any Series Account and to take any action required under any Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer's written request such documents prepared by the Transferor and acceptable to the Trustee as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  (c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or the order of any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, (i) the Servicer agrees to allocate, after such date, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the aggregate amount of Principal Receivables in the Trust as of such date) in accordance with subsection 2.05(e); (ii) the Servicer agrees to apply such amounts as Collections in accordance with Article IV; and (iii) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (i) and (ii) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Investor Percentage thereunder. If the Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Servicer agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

                  (d) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

                  (e) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

                  (f) The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent of the Trustee.

         SECTION 3.02. SERVICING COMPENSATION. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee in respect of any

Monthly Period or portion thereof prior to the termination of the Trust pursuant to Section 12.01 (with respect to each Monthly Period, the "Monthly Servicing Fee"). The share of the Monthly Servicing Fee allocable to each Series of Investor Certificateholders with respect to any Monthly Period (or portion thereof) shall be payable on the related Distribution Date and, with respect to each Series (unless otherwise provided in the related Supplement), shall be equal to one-twelfth of the product of (a) the applicable Series Servicing Fee Percentage per annum and (b) the Investor Interest of such Series as of the last day of the Monthly Period preceding such Distribution Date (the "Investor Monthly Servicing Fee") and shall be paid to the Servicer pursuant to Article
IV. The servicing fee payable by the Holder of the Exchangeable Transferor Certificate shall be equal to the product of one-twelfth of the product of (i) the Transferor Interest and (ii) the weighted average of the Series Servicing Fee Percentages with respect to each Series of Investor Certificates then outstanding (the "Monthly Transferor Servicing Fee"). The Monthly Servicing Fee shall equal the sum of (A) the aggregate amount of Investor Monthly Servicing Fees with respect to each Series then outstanding and (B) the Monthly Transferor Servicing Fee. The Investor Monthly Servicing Fee with respect to any Series is payable in arrears on the related Transfer Date (unless otherwise provided in the related Supplement) and the Monthly Transferor Servicing Fee is payable in arrears no later than the last Transfer Date with respect to any Series occurring in a Monthly Period. The Monthly Transferor Servicing Fee and, unless otherwise provided in a Supplement, each Investor Monthly Servicing Fee, shall be calculated on the basis of actual days elapsed and a year of 365 days or 366 days, as the case may be. The compensation payable to the Servicer hereunder, including the Monthly Servicing Fee, may not be transferred except to a Successor Servicer.

         The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.05 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder, provided that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

         SECTION 3.03. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICER. FNBO, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make (with such changes as shall be applicable to the Successor Servicer), the following representations, warranties and covenants on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates issued as of the date hereof:

                  (a) ORGANIZATION AND GOOD STANDING. The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

                  (b) DUE QUALIFICATION. The Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and the other Transaction Documents to which it is a party, other than such states as to which the Servicer has so qualified or failure to so qualify would not have a material adverse effect on the Servicer's ability to perform its obligations hereunder, and has obtained all licenses and approvals necessary in order to so service the Receivables as required under federal and Nebraska law.

                  (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement, and each such other Transaction Document, will remain, from the time of its execution, an official record of the Servicer.

                  (d) BINDING OBLIGATION. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations.

                  (e) NO VIOLATION. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party by the Servicer, and the performance of the transactions contemplated by this Agreement and each such other Transaction Document and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Servicer or any indenture contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

                  (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any other Transaction Document to which it is a party, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any other Transaction Document.

                  (g) COMPLIANCE WITH REQUIREMENTS OF LAW. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account, the failure to comply with which would have a material adverse effect on the Certificateholders or any Enhancement Provider.

                  (h) NO RESCISSION OR CANCELLATION. The Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Card Guidelines. The Servicer shall reflect any such rescission or cancellation in its computer file of revolving credit card accounts.

                  (i) PROTECTION OF HOLDERS' RIGHTS. The Servicer shall take no action which, nor omit to take any action the omission of which, would materially impair the rights of Holders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Credit Card Guidelines, reschedule, revise or defer Collections due on the Receivables, except as permitted in subsection 3.03(h).

                  (j) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper and, if any Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be reassigned or assigned to the Servicer as provided in this Section.

                  (k) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party, the performance by the Servicer of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment by the Servicer of the terms hereof and thereof have been obtained; provided that the Servicer makes no representation or warranty as to state securities or "blue sky" laws.

                  (l) MAINTENANCE OF RECORDS AND BOOKS OF ACCOUNT. The Servicer shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the collection of all the Receivables. Such documents, books and computer records shall reflect all facts giving rise to the Receivables, all payments and credits with respect thereto, and, to the extent required pursuant to Section 2.01, such computer records shall indicate the interests of the Trustee in the Receivables.

         If any of the representations, warranties or covenants of the Servicer contained in paragraph (g), (h), (i) or (j) of this Section 3.03 with respect to any Receivable or the related Account is breached, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are materially impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, then no later than the expiration of 60 days from the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Trustee, all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer as set forth below; provided that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate describing the nature of such breach and the manner in which such breach was cured. The Trustee will have no duty to monitor for such events, but will provide notice to the Servicer only upon its receipt of such notice from another party.

         The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the aggregate amount of such Receivables, which deposit shall be considered a Collection with respect to such Receivables and shall be applied in accordance with Article IV of this Agreement and each Supplement.

         Upon each such assignment to the Servicer, the Trust shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty all right, title and interest of the Trust in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Servicer to accept assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust, the Certificateholders or any Enhancement Provider.

         SECTION 3.04. REPORTS AND RECORDS FOR THE TRUSTEE.

                  (a) DAILY REPORTS. On each Business Day, the Servicer, with prior notice, shall prepare and make available at the office of the Servicer for inspection by the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

                  (b) MONTHLY SERVICER'S CERTIFICATE. Unless otherwise stated in the related Supplement with respect to any Series, on each Determination Date the Servicer shall forward, as provided in Section 13.05, to the Trustee, the Paying Agent, any Enhancement Provider and each Rating Agency, a certificate of a Servicing Officer in the form of Exhibit C (which includes any Schedule thereto specified as such in the applicable Supplement) for each Series setting forth the following information for the preceding Monthly Period: (i) the aggregate amount of Collections processed for the Trust, (ii) the aggregate amount of Collections of Principal Receivables processed, (iii) the aggregate amount of Collections of Finance Charge Receivables processed,

         (iv) the aggregate Investor Percentage of Collections of Principal Receivables, (v) the aggregate Investor Percentage of Collections of Finance Charge Receivables, (vi) the aggregate amount of Principal Receivables in Accounts which became Defaulted Accounts, (vii) the aggregate Investor Percentage of Principal Receivables in Accounts which became Defaulted Accounts, (viii) the Interchange allocated to the Trust, (ix) the aggregate amount of Recoveries for the Trust, (x) the aggregate Adjustment Amount for the Trust, (xi) the aggregate amount of Receivables in the Trust at the end of the Monthly Period,
         (xii) the aggregate amount of the Collections of Principal Receivables allocated to such Series, (xiii) the aggregate amount of Collections of Finance Charge Receivables allocated to such Series, (xiv) the aggregate amount, if any, of withdrawals, drawings or payments under any Enhancement, if any, for such Series required to be made pursuant to the related Transaction Documents, (xv) the sum of all amounts payable to the Investor Certificateholders of each Series on the succeeding Distribution Date in respect of Certificate Principal and Certificate Interest, (xvi) for months during which the Servicer is required to make deposits of Collections after the Distribution Date, the balance on deposit in the Finance Charge Account and the Principal Account or any Series Account (not covered elsewhere in the certificate) applicable to any Series outstanding on such Determination Date with respect to Collections processed by the Servicer during the preceding Monthly Period and (xvii) such other matters as are set forth in Exhibit C or the applicable Supplement.

         SECTION 3.05. ANNUAL SERVICER'S CERTIFICATE. On or before March 31 of each calendar year, the Servicer will deliver, as provided in Section 13.05, to the Trustee, any Enhancement Provider and the Rating Agency, an Officer's Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the 12-month period ending on December 31 of the prior calendar year, and of its performance under this Agreement was made under the supervision of the officer signing such certificate, (b) to the best of such officer's knowledge based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof, (c) during such period, for each outstanding Series, the Servicer prepared the monthly reports required by Section 3.04(b) and each other monthly report required by the applicable Supplement in accordance with Section 3.04(b) and the applicable provisions of each such Supplement, (d) the amounts included in such reports agree with the computer records of the Servicer and (e) the calculated amounts included in such reports are mathematically correct and made in accordance with the applicable definitions in this Agreement and the other applicable Transaction Documents. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

         SECTION 3.06. ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT.

                  (a) On or before March 31 of each calendar year, beginning with March 31, 2003, the Servicer shall provide to the Trustee, any Enhancement Provider and each Rating Agency a copy of the report required by 12 C.F.R. Section 363.3(b) (or any comparable successor regulation) from a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to the effect that, in accordance with attestation standards established by the American Institute of Certified Public Accountants, such firm has examined the Servicer's assertion that it maintained effective internal accounting controls during the preceding calendar year, and that such firm is of the opinion that the Servicer's assertion is fairly stated in all material respects, based on the criteria established in "Internal Control-Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission. Unless otherwise provided with respect to any Series in the related Supplement, a copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                  (b) On or before March 31 of each calendar year, beginning with March 31, 2003, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report (or reports) to the Trustee, prepared using attestation standards established by the American Institute of Certified Public Accountants, to the effect that they have examined the Servicer's assertions for each outstanding Series made pursuant to subsections 3.05(c), (d) and (e) above, and have concluded that such assertions are fairly stated in all material respects, except for such exceptions as shall be set forth in such report. The Servicer shall also provide copies of the report for each Series to each Rating Agency and Enhancement Provider. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

         SECTION 3.07. TAX TREATMENT. The Transferor has structured this Agreement and the Investor Certificates with the intention that the Investor Certificates will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Transferor. The Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate (and any Person acquiring an interest in the Exchangeable Transferor Certificate), each Investor Certificateholder, and each Certificate Owner, agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as indebtedness of the Transferor for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder and the Holder of the Exchangeable Transferor Certificate (and any Person acquiring an interest in the Exchangeable Transferor Certificate), by acceptance of its Certificate and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this Section 3.07. Each Certificateholder agrees that it will cause any Certificate Owner (and any Person acquiring an interest in the Exchangeable Transferor Certificate) acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.07. The Trustee agrees that it shall not file a tax return on behalf of the Trust or apply for a taxpayer identification number for the Trust except in compliance with a directive or order from a Governmental Authority requiring such action to be taken.

         SECTION 3.08. NOTICES TO THE TRANSFEROR. In the event that FNBO is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section
10.02 shall deliver or make available to the Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 and 3.06.

                                   ARTICLE IV

                   RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

         SECTION 4.01. RIGHTS OF CERTIFICATEHOLDERS. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts or to be paid to the Investor Certificateholders of such Series; provided, however, that the aggregate interest represented by such Certificates at any time in the Principal Receivables shall not exceed an amount equal to the Investor Interest at such time. The Exchangeable Transferor Certificate shall represent the remaining Undivided Interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this
Article IV to be paid to the Holder of the Exchangeable Transferor Certificate; provided, however, that the aggregate interest represented by such Exchangeable Transferor Certificate at any time in the Principal Receivables shall not exceed the Transferor Interest at such time and such Certificate shall not represent any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Enhancement issued with respect to any Series.

         SECTION 4.02. ESTABLISHMENT OF ACCOUNTS.

                  (a) THE COLLECTION ACCOUNT. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, a non-interest-bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, or shall cause such Collection Account to be established and maintained, with an office or branch of
         (i) the Servicer, (ii) a depository institution or trust company (which may include the Trustee or an Affiliate of the Servicer) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia and with deposit insurance provided by BIF or SAIF; provided, however, that at all times the certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of not less than "P-1" and "A-1," respectively, in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Moody's of not less than "Aa3" and from Standard & Poor's of not less than "AA" in the case of the long-term unsecured debt obligations, or (iii) a depository institution, which may include the Servicer or the Trustee, which is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency (as to an institution described in clause (ii) or (iii), a "Qualified Institution"); provided, further, that upon the failure of the Servicer to be a Qualified Institution, the Collection Account shall not be permitted to be maintained with the Servicer. Pursuant to authority granted to it pursuant to subsection 3.01(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder. The

         Servicer is hereby authorized to withdraw from the Collection Account any funds not required by this Agreement to be deposited into the Collection Account.

                  (b) THE FINANCE CHARGE AND PRINCIPAL ACCOUNTS. The Trustee, for the benefit of the Investor Certificateholders, shall establish and maintain with a Qualified Institution, which may include the Trustee, in the name of the Trust two segregated trust accounts (the "Finance Charge Account" and the "Principal Account," respectively), bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account and the Principal Account and in all proceeds thereof. The Finance Charge Account and the Principal Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Finance Charge Account and Principal Account for the purpose of carrying out the Servicer's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in the Principal Account and the Finance Charge Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders.

                  (c) THE DISTRIBUTION ACCOUNT. The Trustee, for the benefit of the Investor Certificateholders of each Series, shall cause to be established and maintained in the name of the Trust, with an office or branch of a Qualified Institution (other than FNBO), a non-interest-bearing segregated demand deposit account (the "Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders.

                  (d) ADMINISTRATION OF COLLECTION ACCOUNT, PRINCIPAL ACCOUNT, FINANCE CHARGE ACCOUNT. Funds on deposit in the Principal Account and the Finance Charge Account shall, to the extent reasonably practicable, be invested in Permitted Investments. Funds on deposit in the Collection Account may, at the direction of the Servicer, be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date following the Record Date occurring in the Monthly Period in which such funds were processed for collection. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until maturity. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account or the Principal Account and the Finance Charge Account shall be deposited by the Trustee in a separate deposit account with a Qualified Institution in the name of the Servicer, or a Person designated in writing by the Servicer, which shall not constitute a part of the Trust, or shall otherwise be turned over by the Trustee to the Servicer not less frequently than monthly. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Servicer, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Collection Account, the Principal Account and the Finance Charge Account. For purposes of determining the availability of funds or the balances in the Collection Account, the Finance Charge Account and the Principal Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

                  (e) EXCESS FUNDING ACCOUNT. The Trustee, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with a Qualified Institution a segregated trust account, which may be a subaccount of the Collection Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders (the "Excess Funding Account"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the institution holding the Excess Funding Account ceases to be a Qualified Institution, the Trustee (or the Servicer on its behalf) shall within 30 Business Days establish a new Excess Funding Account meeting the conditions specified above with a Qualified Institution and shall transfer any cash and/or any investments to such new Excess Funding Account, and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account." Pursuant to the authority granted to the Servicer in
         Section 3.01(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Excess Funding Account and to instruct the Trustee to make withdrawals and payments from the Excess Funding Account for the purposes of carrying out the Servicer's or the Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Section 6.06(a), the Paying Agent shall have the power, revocable as set forth in Section 6.06(a), to make withdrawals and payments from the Excess Funding Account for purposes of making distributions to Investor Certificateholders.

                  At the written direction of the Servicer, funds on deposit in the Excess Funding Account to be invested shall be invested by the Trustee in Permitted Investments selected by the Servicer. All such Permitted Investments shall be held by the Trustee for the benefit of the Investor Certificateholders. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. Funds on deposit in the Excess Funding Account on any date (after giving effect to any withdrawals from the Excess Funding Account on such date) will be invested in Permitted Investments that will mature so that funds will be available at the close of business on the next Business Day following such date.

                  On each Business Day, the Servicer shall determine the amount by which the Transferor Interest exceeds the Minimum Transferor Interest on such date and shall instruct the Trustee to withdraw such amount from the Excess Funding Account on such day and pay such amount to the Holder of the Exchangeable Transferor Certificate.

                  On each Determination Date, the Servicer shall instruct the Trustee to withdraw on the next succeeding Distribution Date from the Excess Funding Account and deposit in the Collection Account all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account, for application as Collections of Finance Charge Receivables with respect to the Related Monthly Period. Interest (including reinvested interest) and other investment income and earnings on funds on deposit in the Excess Funding Account shall not be considered part of the Excess Funding Amount for purposes of this Agreement.

                  On each Determination Date on which one or more Series in a particular Group is in an Amortization Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each Series in such Group (after giving effect to the allocation and payment provisions in subsection 4.03(e) and in the Supplement with respect to each such Series on the next succeeding Distribution Date), and the Servicer shall instruct the Trustee to withdraw such amount (up to the Excess Funding Amount) from the Excess Funding Account on the next succeeding Distribution Date and allocate such amount among each such Series in the applicable Group as Excess Principal Collections as specified in each related Supplement.

         SECTION 4.03. COLLECTIONS AND ALLOCATIONS.

                  (a) COLLECTIONS. Collections shall be allocated and distributed as indicated below:

                           (i) Except as provided below, the Servicer shall
                  deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. In the event of the insolvency of the Servicer, then, immediately upon the occurrence of such event and thereafter, the Servicer shall deposit all Collections into the Collection Account which shall be established and maintained with a Qualified Institution other than the Servicer in accordance with subsection 4.02(a), and in no such event shall the Servicer deposit any Collections thereafter into any account established, held or maintained with the Servicer. The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Exchangeable Transferor Certificate in accordance with this
                  Article IV and shall withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Exchangeable Transferor Certificate in accordance with this
                  Article IV, in both cases as modified by any Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

                           (ii) Notwithstanding anything in this Agreement to
                  the contrary, for so long as, and only so long as, FNBO shall remain the Servicer hereunder, and (A) the Servicer provides to the Trustee a letter of credit covering collection and payment obligations of the Servicer acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency (the "Servicer Letter of Credit"), or (B) the Servicer shall have and maintain a certificate of deposit or short-term deposit rating of not less than "P-1" by Moody's and of not less than "A-1" by Standard & Poor's (or such other rating below "A-1" or "P-1," as the case may be, which is satisfactory to each Rating Agency), or (C) such other arrangement is made by the Servicer which is acceptable to the Rating Agencies, and the Rating Agency Condition has been satisfied as to such alternate arrangement, the Servicer need not deposit Collections into the Collection Account as provided in subsection 4.03(a)(i) above, or deposit amounts from the Collection Account into the Principal Account or the Finance Charge Account or any Series Account, as provided in subsection 4.03(a)(i), but may make a single deposit in the Collection Account in immediately available funds not later than noon, Chicago time, on the Transfer Date following the Related Monthly Period. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to subsection 4.03(a)(i) above or the preceding sentence of this subsection 4.03(a)(ii), (1) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Enhancement Provider pursuant to the terms of any Supplement or agreement whereby the Enhancement is provided, and (2) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds such required amount, the Servicer will be permitted to withdraw the excess from the Collection Account for distribution to the Transferor or payments pursuant to Section 3.02. The Servicer shall give prompt written notice to the Trustee within five Business Days of a downgrading by Moody's or Standard & Poor's of the Servicer's certificate of deposit or short-term rating below "P-1" and "A-1," as the case may be.

                           (iii) Prior to the termination of the Servicer Letter
                  of Credit, if on any Transfer Date the Servicer shall not be making in full the remittances of Collections required to be made by the Servicer pursuant to subsection 4.03(a)(i) or
                  (ii), the Servicer shall by 9:00 a.m. (Chicago time) on such Transfer Date notify the Trustee of such failure pursuant to an Officer's Certificate certifying that such remittances will not be made in full and specifying the shortfall between the amount that is required to be remitted by the Servicer to the Distribution Account and the amount of funds that will actually be so remitted. The Trustee shall not later than 11:00 a.m. (Chicago time) on such Transfer Date draw on the Servicer Letter of Credit, if any, in accordance with the terms thereof, in the amount of such shortfall. The Trustee shall deposit into the Distribution Account the amount received from the issuer of the Servicer Letter of Credit in respect of such drawing. Amounts deposited by the Trustee pursuant to this Section shall be deemed to constitute the Servicer remittances of Collections to the Distribution Account with respect to which the draw on the Servicer Letter of Credit was made. In the event a draw is made on the Servicer Letter of Credit or to the extent that Collections required to be deposited into the Collection Account or any Series Account equals or exceeds in the aggregate 90% of the amount of the Servicer

                  Letter of Credit or such other higher percentage as agreed in writing by the Rating Agencies, the Servicer shall, commencing on the Distribution Date to which such draw relates, remit Collections as required by subsection 4.03(a)(i). The Servicer Letter of Credit may be terminated by the Servicer at its sole option (A) upon 15 Business Days' prior notice to the Trustee, the Rating Agencies, the Transferor, the Enhancement Providers and the issuer of the Servicer Letter of Credit, and (B) upon delivery to the Trustee of an Officer's Certificate of the Servicer certifying that, as of the date the Servicer Letter of Credit terminates, all amounts which would have been required to be deposited into the Collection Account pursuant to Section 4.03 had the Servicer Letter of Credit not been in effect shall have been so deposited. The Servicer shall, commencing on the date the Servicer Letter of Credit is terminated, remit Collections as required by Section 4.03. The Trustee shall surrender the Servicer Letter of Credit to the issuer thereof promptly following the earlier of (1) the termination date under the Servicer Letter of Credit, (2) the appointment of a Successor Servicer or (3) the termination of the Trust.

                  (b) ALLOCATIONS FOR THE EXCHANGEABLE TRANSFEROR CERTIFICATE. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Exchangeable Transferor Certificate an amount equal to the product of
         (i) the Transferor Percentage and (ii) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Exchangeable Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Exchangeable Transferor Certificate; provided, however, that amounts so allocated to the Transferor shall be deposited to the Excess Funding Account, as collected, to the extent that the Transferor Interest is less than the Minimum Transferor Interest.

                  (c) ADJUSTMENTS FOR MISCELLANEOUS CREDITS AND FRAUDULENT CHARGES. For each Monthly Period, the Servicer shall be obligated to reduce, on a net basis, the aggregate amount of Principal Receivables used to calculate the Transferor Interest (a "Credit Adjustment") with respect to any Principal Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense,
         (ii) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors), (iii) which was created as a result of a fraudulent or counterfeit charge or (iv) which was credited pursuant to a debt cancellation or debt deferral program and not recovered during such Monthly Period from Collections from insurance proceeds or reserves funded by fees generated through such programs. In the event that the inclusion of the amount of a Credit Adjustment in the calculation of the Transferor Interest would cause the Transferor Interest to be an amount less than the Minimum Transferor Interest, the Transferor shall make a deposit, no later than the earlier of (A) the Business Day following the Date of Processing of such Credit Adjustment, and (B) the last day of the Monthly Period in which such Date of Processing occurs, to the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest. Any amount deposited into the Excess Funding Account in connection with the adjustment of a Receivable as specified above shall be applied in accordance with Article IV and the terms of each Supplement. In the event that the Transferor shall fail to pay to the Servicer for deposit into the Excess Funding Account any amount required to be so paid pursuant to this Section 4.03 or subsection 2.04(d)(iii) (an "Adjustment Amount"), and shall not have subsequently paid such Amount, Collections of Principal Receivables shall not be distributed or otherwise released to the Transferor hereunder, but shall instead be deposited to the Excess Funding Account until an amount equal to the Adjustment Amount has been so deposited. The Adjustment Amount shall be reduced to the extent of such deposits. In addition, in the event that the Transferor shall repurchase the Receivables or the Certificates of any Series pursuant to this Agreement, including pursuant to Article XII, the purchase price with respect to any Series shall include the Adjustment Amount allocable to such Series, if any.

                  In the event that the Servicer adjusts upwards the principal amount of any Receivable, the Aggregate Principal Receivables shall be increased by the amount of such upward adjustment.

                  (d) TRANSFER OF DEFAULTED ACCOUNTS. Unless otherwise provided in any Supplement, on the last day of each Monthly Period, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to Receivables in Accounts which became Defaulted Accounts during such Monthly Period, all moneys due or to become due with respect thereto, all proceeds thereof (other than recoveries, net of expenses of collection, and Insurance Proceeds relating thereto) and Interchange (if any) allocable to the Trust with respect to such Receivables.

                  (e) EXCESS PRINCIPAL COLLECTIONS. On each Distribution Date, Excess Principal Collections from each Group shall be allocated to each outstanding Series in such Group pro rata based on the Principal Shortfall, if any, for each such Series in such Group, and then, at the option of the Transferor, any remainder may be applied as principal with respect to any Series of variable funding Certificates in such Group. The Servicer shall pay any remaining Excess Principal Collections on any Business Day to the Holder of the Exchangeable Transferor Certificate, provided that if the Transferor Interest as determined on such Business Day (after giving effect to any Principal Receivables transferred to the Trust on such date) does not exceed the Minimum Transferor Interest on such date, then such remaining Excess Principal Collections shall be deposited in the Excess Funding Account to be held and/or distributed as provided in subsection 4.02(e).

                  (f) EXCESS FINANCE CHARGE COLLECTIONS. On each Distribution Date, Excess Finance Charge Collections from each Group shall be allocated by the Servicer to each outstanding Series in such Group pro rata based on the Finance Charge Shortfalls (as defined in the related Supplements) for all such Series in such Group. The Servicer shall pay any Excess Finance Charge Collections remaining on such Distribution Date after payment in full of Finance Charge Shortfalls for all Series in such Group to the Holder of the Exchangeable Transferor Certificate.

                  (g) UNCOVERED DILUTIONS. For Series 1997-2, 2000-1, 2000-2, 2000-3 and 2001-1, in the event that there is an Adjustment Amount on any Distribution Date (after all other withdrawals and deposits have been made), the Investor Interest for each such Series shall be reduced by a pro rata portion of such Adjustment Amount, starting with the most junior Investor Certificate or, for Series 2000-2 and 2001-1, the CTO Interest (as defined in the applicable Supplement), and continuing until the full Adjustment Amount has been applied, through each more senior Class. For purposes of this Section 4.03(g), any such Adjustment Amount shall be reduced by an amount equal to the Transferor Interest as of the related Determination Date (after giving effect to reductions thereto, under Section 4.03(c) or otherwise, on such date). The Adjustment Amount shall be allocated by the Servicer to each outstanding Series pro rata by multiplying the Adjustment Amount times a fraction, the numerator of which is the applicable Investor Percentage for Finance Charge Receivables for such Series for the Related Monthly Period and the denominator of which is the sum of such Investor Percentages for all outstanding Series (calculated on a weighted average basis if such Investor Percentage has been reset during the Related Monthly Period). Thereafter, any such reductions in the applicable Investor Interest may be reinstated to the extent of any monies available under the applicable Supplement for the reimbursement of Investor Charge Offs and not required for reimbursement of Investor Charge Offs, in the reverse order in which such reductions were originally imposed. This subsection 4.03(g) shall be deemed to amend the Supplement for each such Series. Adjustment Amounts allocable to any other Series shall be applied and reimbursed as specified in the applicable Supplement.

                                   ARTICLE V

               ARTICLE V IS RESERVED AND SHALL BE SPECIFIED IN ANY
                      SUPPLEMENT WITH RESPECT TO ANY SERIES

                                   ARTICLE VI

                                THE CERTIFICATES

         SECTION 6.01. THE CERTIFICATES. Subject to Sections 6.10 and 6.13, the Investor Certificates of each Series and any Class thereof may be issued in bearer form (the "Bearer Certificates") or in fully registered form (the "Registered Certificates"). Such Certificates may be issued in discount form, or with attached interest coupons and a special coupon (collectively, the "Coupons"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Exchangeable Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Exchangeable Transferor Certificate shall, upon issue pursuant hereto or to Section 6.09 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.01 and 6.02. Any Investor Certificate shall be issuable in a minimum denomination of $20,000 Undivided Interest and shall not be subdivided for resale into

Undivided Interests smaller than an Undivided Interest the initial offering price for which would have been at least $20,000, unless otherwise specified in any Supplement, and shall be issued upon original issuance in an original principal amount equal to the Initial Investor Interest. The Exchangeable Transferor Certificate shall also be issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its Chairman, President or any Executive Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

         SECTION 6.02. AUTHENTICATION OF CERTIFICATES.

                  (a) Contemporaneously with the initial assignment and transfer of the Receivables, whether now existing or hereafter created (other than Receivables in Additional Accounts) and the other components to the Trust, the Trustee shall authenticate and deliver the Exchangeable Transferor Certificate to the Transferor simultaneously with its delivery to the Transferor of the initial Series of Investor Certificates.

                  (b) Upon purchase of the Investor Interest, the Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the written order of the Transferor, to the underwriters for the sale of the Book-Entry Certificates evidenced by such Investor Certificates, and against payment to the Transferor of the Initial Investor Interest (net of any purchase or underwriting discount). Upon the receipt of such payment and the issuance of the Investor Certificates, such Investor Certificates shall be fully paid and nonassessable.

                  (c) Upon an Exchange as provided in Section 6.09 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of the Transferor, to the persons designated in such Supplement. Upon the order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Investor Interest of such Series of Investor Certificates.

                  (d) If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depository against payment of the purchase price therefor.

                  (e) If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.10 against payment of the purchase price thereof.

         SECTION 6.03. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

                  (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. If any form of Investor Certificate is issued as a Global Certificate, the Trustee may, or if and so long as any Series of Investor Certificates are listed on an Offshore Securities Market and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar in the location required by the Offshore Securities Market. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer; provided, however, that such resignation shall not be effective until the appointment by the Transferor of a successor Transfer Agent and Registrar, and acceptance of the appointment by such successor.

                  Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Transferor shall execute, subject to the provisions of subsection 6.03(c), and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests, provided that the provisions of this paragraph shall not apply to Bearer Certificates.

                  At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.03 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date (of, if the Record Date is not a Business Day, after the close of business of the Business Day immediately preceding the Record Date) preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

                  Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

                  The preceding provisions of this Section 6.03 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

                  Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee and the Transferor. The Trustee shall cancel and destroy the Global Certificates upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

                  The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

                  (b) Except as provided in Section 6.09 or 7.02 or in any Supplement, in no event shall the Exchangeable Transferor Certificate or any interest therein be transferred hereunder, in whole or in part, unless the Transferor shall have consented in writing to






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

         such transfer and unless the Trustee shall have received (i) confirmation in writing from each Rating Agency that such transfer will not result in a lowering or withdrawal of its then existing rating of any Series of Investor Certificates, and (ii) an Opinion of Counsel to the effect that (A) the conveyed interest in the Exchangeable Transferor Certificate will be treated as either debt or an interest in a partnership for federal income tax purposes and that the conveyance of such interest will not cause the Trust to be characterized for federal income tax purposes as an association taxable as a corporation or as a publicly traded partnership or otherwise have any material adverse impact on the federal or applicable state income taxation of any outstanding Series of Investor Certificates or any Certificate Owner and (B) such transfer will not cause or constitute an event in which gain or loss would be recognized for federal income tax purposes by any Investor Certificateholder.

                  (c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

                  Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.03(c).

                  (d) If specified in any Supplement, the Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and subject to this Section 6.03, if specified in the related Supplement for any Series, any other city designated in such Supplement) an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange.

         SECTION 6.04. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them and the Transferor harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent




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

and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 6.05. PERSONS DEEMED OWNERS.

                  (a) Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
         Article V (as described in any Supplement) and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary.

                  (b) Notwithstanding (a) above, in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

         SECTION 6.06. APPOINTMENT OF PAYING AGENT.

                  (a) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Certificateholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions





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

         referred to above. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Trustee (or the Servicer if the Trustee is the Paying Agent) shall notify the Rating Agencies of the removal of any Paying Agent. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be the Trustee. If any form of Investor Certificate is issued as a Global Certificate, or if and so long as any Series of Investor Certificates are listed on any Offshore Securities Market and such exchange shall so require, the Trustee shall appoint a co-paying agent in the location required by such Offshore Securities Market. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The provisions of Sections 11.01, 11.02 and 11.03 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                  If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement. If and so long as any Series of Investor Certificates is listed on any Offshore Securities Market and such exchange so requires, the Transferor shall maintain a co-paying agent in the location required by such Offshore Securities Market.

                  (b) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

         SECTION 6.07. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of the Investor Certificates of any Series (the "Applicants") may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants






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

propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicant's request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

         SECTION 6.08. AUTHENTICATING AGENT.

                  (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor.

                  (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

                  (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time, with or without cause, terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

                  (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this
         Section 6.08, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of Section 11.05.






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

                  (e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

                  (f) Pursuant to an appointment made under this Section 6.08, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

         This is one of the certificates described in the within mentioned Pooling and Servicing Agreement.

                                                                         ,
                              ------------------------------------------
                              as Authenticating Agent for the Trustee


                              By
                                 ----------------------------------------
                                  Authorized Officer

         SECTION 6.09. TENDER OF EXCHANGEABLE TRANSFEROR CERTIFICATE.

                  (a) Upon any Exchange, the Trustee shall issue to the Holder of the Exchangeable Transferor Certificate under Section 6.01, for execution and redelivery to the Trustee for authentication under
         Section 6.02, one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

                  (b) The Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Transferor Certificate (any such tender, a "Transferor Exchange"). In addition, to the extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Investor Certificateholders of such Series may tender their Investor Certificates and the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Transferor Certificate (an "Investor Exchange"). The Transferor Exchange and Investor Exchange are referred to collectively herein as an "Exchange." The Holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee, in writing at least five days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series to be issued on the Exchange Date and, with respect to each such Series: (A) its Initial Investor Interest (or the method






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

         for calculating such Initial Investor Interest), (B) its Certificate Rate (or the method for allocating interest payments or other cash flows to such Series), if any, (C) the Enhancement Provider, if any, with respect to such Series, and (D) the excess of the Principal Receivables in the Trust over the Minimum Transferor Interest after giving effect to the Exchange. On the Exchange Date, the Trustee shall authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following: (A) a Supplement satisfying the criteria set forth in subsection 6.09(c) executed by the Transferor and specifying the Principal Terms of such Series, (B) the applicable Enhancement, if any, (C) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any, (D) an Opinion of Counsel to the effect that the newly issued Series of Investor Certificates will be treated as debt or as a partnership interest (in which case such opinion shall also state that the Trust will not be taxable as a corporation or a publicly traded partnership) for federal income tax purposes and that the issuance of the newly issued Series of Investor Certificates will not adversely affect the federal income tax characterization of the Holder of any outstanding Series of Investor Certificates or any Certificate Owner, (E) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series or Class as to which it is a Rating Agency, (F) an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor that on the Exchange Date (1) the Transferor, after giving effect to the Exchange, would not be required to add Additional Accounts pursuant to subsection 2.06(a) and (2) after giving effect to such Exchange, the Transferor Interest would be at least equal to the Minimum Transferor Interest, and (G) the existing Exchangeable Transferor Certificate or applicable Investor Certificates, as the case may be. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Transferor Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Exchangeable Transferor Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under this Agreement.

                  (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include without limitation: (i) its name or designation, (ii) an Initial Investor Interest or the method of calculating the Initial Investor Interest, (iii) the Certificate Rate (or formula for the determination thereof), (iv) the Closing Date, (v) the rating agency or agencies rating such Series, (vi) the name of the Clearing Agency, if any, (vii) the rights of the Holder of the Exchangeable Transferor Certificate that have been transferred to the Holders of such Series pursuant to such Exchange (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables),
         (viii) the interest payment date or dates and the date or dates from which interest shall accrue, (ix) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, (x) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (xi) the Series Servicing Fee Percentage, (xii) the Minimum Transferor

         Interest, the Series Termination Date, (xiii) the terms of any Enhancement with respect to such Series, (xiv) the Enhancement Provider, if applicable, (xv) the base rate applicable to such Series,
         (xvi) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xvii) any deposit into any account provided for such Series, (xviii) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xix) whether Interchange or other fees will be included in the funds available to be paid for such Series, (xx) the priority of any Series with respect to any other Series, (xxi) the rights, if any, of the holders of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series,
         (xxii) the Pool Factor, (xxiii) whether such Series will be part of a Group, and (xxiv) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (as to all such terms, the "Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates is currently rated by a Rating Agency, then as a condition to such Exchange a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officers certificate stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

         SECTION 6.10. BOOK-ENTRY CERTIFICATES. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.12 or in the respective Supplement. Unless and until definitive, fully registered Investor Certificates of any Series ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.12:

                  (a) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

                  (b) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

                  (c) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

                  (d) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

         SECTION 6.11. NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency for distribution to Holders of Investor Certificates.

         SECTION 6.12. DEFINITIVE CERTIFICATES. If (a)(i) the Transferor advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (ii) the Trustee or the Transferor is unable to locate a qualified successor; or (b) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates; or (c) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Investor Interest of such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series as Certificateholders of such Series hereunder.

         SECTION 6.13. GLOBAL CERTIFICATE. If specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the Initial Investor Interest and substantially in the form attached to the related

Supplement. Unless otherwise specified in the related Supplement, the provision of this Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered or Bearer Certificates in definitive form.

         SECTION 6.14. MEETINGS OF CERTIFICATEHOLDERS. To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Servicer, the Transferor or the Trustee may at any time call a meeting of the Certificateholders of such Series, to be held at such time and at such place as the Servicer, the Transferor or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to
Section 13.01 of this Agreement.

         SECTION 6.15. TRANSFERS OF CERTAIN CERTIFICATES.

                  (a) Notwithstanding any other provision of this Agreement, any Certificate (including Exchangeable Transferor Certificates) for which an Opinion of Counsel has not been issued opining that such Certificates would be treated as debt for federal income tax purposes (each, a "Subject Certificate") shall be subject to the next succeeding paragraph.

                  (b) No transfer (or purported transfer) of all or any part of a Subject Certificate (or any economic interest therein), whether to another Certificateholder or to a person who is not a Certificateholder, shall be effective, and any such transfer (or purported transfer) shall be void ab initio, and no Person shall otherwise become a Holder of a Subject Certificate if (i) at the time of such transfer (or purported transfer) any Subject Certificates are traded on an established securities market; (ii) after such transfer (or purported transfer) the Trust would have more than 100 Holders of Subject Certificates; or (iii) the Subject Certificates have been issued in a transaction or transactions that were required to be registered under the Securities Act of 1933 (the "1933 Act"), and to the extent such offerings or sales were required to be registered under the 1933 Act by reason of Regulation S (17 C.F.R. 230.901 through
         230.904 or any successor thereto) such offerings or sales would not have been required to be registered under the 1933 Act if the interests so offered or sold had been offered and sold within the United States. For purposes of clause (i) of the preceding sentence, an established securities market is a national securities exchange described in Treasury Regulation 1-7704-1(b). For purposes of determining whether the Trust will have more than 100 Holders of Subject Certificates, each Person indirectly owning an interest in the Trust through a partnership (including any entity treated as a partnership for federal income tax purposes), a grantor trust or an S corporation (each such entity a "flow-through entity") shall be treated as a Holder of a Subject Certificate unless the Servicer determines, after consulting with qualified tax counsel, that less than substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Trust.





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         SECTION 6.16. TRUST TAX ELECTION. No Person, including the Trustee, shall have the authority to make an election under Treasury Regulation 301.7701-3(c) to cause the Trust to be classified as an association taxable as a corporation.

                                   ARTICLE VII

                    OTHER MATTERS RELATING TO THE TRANSFEROR

         SECTION 7.01. LIABILITY OF THE TRANSFEROR. The Transferor shall be liable in accordance herewith solely to the extent of the obligations specifically undertaken by the Transferor.

         SECTION 7.02. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE TRANSFEROR.

                  (a) The Transferor shall not consolidate with or merge into, or convey or transfer its properties and assets substantially as an entirety to, any other Person, unless:

                           (i) the corporation formed by such consolidation or
                  into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any state, and shall be either (1) a business entity that may not become a debtor in a proceeding under Title 11 of the United States Code or (2) a special-purpose entity, the powers and activities of which shall be limited to the performance of Transferor's obligations under this Agreement and under the other Transaction Documents and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor, as applicable hereunder and thereunder, and shall benefit from all the rights granted to the Transferor, as applicable hereunder and thereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.02 to a successor entity,
                  Section 9.02 hereof shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the Officer's Certificate described in subsection 7.02(a);

                           (ii) the Transferor shall have delivered to the
                  Trustee an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding; and





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                           (iii) the Servicer shall have delivered notice to the
                  Rating Agencies of such consolidation, merger, conveyance or transfer and the Rating Agency Condition shall have been met.

                  (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

         SECTION 7.03. LIMITATION ON LIABILITY. The directors, officers, employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the officers, directors, employees or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.04, the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         SECTION 7.04. LIABILITIES.

                  (a) The Transferor shall indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or based upon the arrangement created by this Agreement or any Supplement or any other Transaction Document; provided, however, that the Transferor shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence or willful misconduct by the Trustee; and provided, further, that the Transferor shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the direction of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of the respective Series; and provided, further, that the Transferor shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, claims or damages that would be incurred by any of them if the Investor Certificates were notes secured by the Receivables, for example, as a result of the performance of the Receivables, market





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

         fluctuations, a shortfall or failure to make payment under any Enhancement or other similar market or investment risks associated with ownership of such secured notes; and provided, further, that the Transferor shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Trustee or the Investor Certificateholders arising under any tax law, including, without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority.

                  (b) The Transferor shall be liable directly to and shall indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust to the extent that the Transferor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Transferor were a general partner; provided, however, that the Transferor shall not be liable for (i) any losses incurred by a Certificateholder or a Certificate Owner in its capacity as an investor in the Certificates or
         (ii) any liabilities, costs or expenses of the Investor Certificateholders or the Certificate Owners arising under any tax law, including, without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority.

                  (c) Any indemnification under this Section 7.04 shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. Any injured party seeking indemnification hereunder shall give the Transferor prompt written notice of any potential loss, liability, expense, damage or injury, including actual or threatened litigation. The Transferor shall be entitled to assume the defense of and to negotiate the settlement of any such claim. The obligations of the Transferor under this subsection 7.04 shall be evidenced by the Exchangeable Transferor Certificate, which shall be deemed to be a separate Class of Certificate from all other Certificates issued by the Trust.

                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

         SECTION 8.01. LIABILITY OF THE SERVICER. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

         SECTION 8.02. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:




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                  (a) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a state or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

                  (b) the Servicer shall have delivered to the Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Servicer; and

                  (c) the Servicer shall have delivered notice to the Rating Agencies of such consolidation, merger, conveyance or transfer.

         SECTION 8.03. LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS. The directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.04, and except in its capacity as RPA Seller as provided in Section 5(n) of the Receivables Purchase Agreement, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

         SECTION 8.04. SERVICER INDEMNIFICATION OF THE TRUST AND THE TRUSTEE. The Servicer shall indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees





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

and agents, from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust or the Trustee pursuant to this Agreement or any other Transaction Document, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; and provided, further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the direction of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of the respective Series; and provided, further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, claims or damages that would be incurred by any of them if the Investor Certificates were notes secured by the Receivables, for example, as a result of the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Enhancement or other similar market or investment risks associated with ownership of such secured notes; and provided, further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including, without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnifications under this Section 8.04 shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. Any injured party seeking indemnification hereunder shall give the Servicer prompt written notice of any potential loss, liability, expense, damage or injury, including actual or threatened litigation. The Servicer shall be entitled to assume the defense of and to negotiate the settlement of any such claim.

         SECTION 8.05. THE SERVICER NOT TO RESIGN. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder is no longer permissible under applicable law and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section
10.02 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall (i) serve as Successor Servicer hereunder until such time as a Successor Servicer shall have been appointed and assumed the obligations of the Servicer in accordance with
Section 10.02 hereunder or (ii) if the Trustee is legally unable so to act, petition a court of competent jurisdiction to appoint a Successor Servicer in accordance with Section 10.02 such that the appointment is made within the 120-day period.





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         SECTION 8.06. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING
THE RECEIVABLES. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures, and (d) at offices designated by the Servicer. Nothing in this Section 8.06 shall derogate from the obligation of FNBO, the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligations shall not constitute a breach of this Section 8.06.

         SECTION 8.07. DELEGATION OF DUTIES. It is understood and agreed by the parties hereto that the Servicer may delegate certain of its duties hereunder to any Affiliate which is wholly owned by the Servicer or its parent, First National of Nebraska, Inc. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties and shall not constitute a resignation within the meaning of
Section 8.05 hereof. If any such delegation is to a party other than an Affiliate, as permitted above, notification thereof shall be given to each Rating Agency.

         SECTION 8.08. EXAMINATION OF RECORDS. The Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.06) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                                   ARTICLE IX

                                 PAY OUT EVENTS

         SECTION 9.01. PAY OUT EVENTS. If any one of the following events (each, a "Trust Pay Out Event") shall occur:

                  (a) the Transferor or FNBO shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or FNBO, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Transferor or FNBO shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend






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
         payment of its obligations; or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or FNBO shall become unable for any reason to transfer Receivables to the Transferor in accordance with the provisions of the Receivables Purchase Agreement; or

                  (b) the Trust shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act;

then a Pay Out Event with respect to all Series of Certificates shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event. Upon receipt by the Trustee of a written notice that a Pay Out Event has occurred, the Trustee will notify each Rating Agency of the occurrence of such Pay Out Event.

         SECTION 9.02. ADDITIONAL RIGHTS UPON THE OCCURRENCE OF CERTAIN EVENTS.

                  (a) If the Transferor or FNBO shall consent to the appointment of a conservator, receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against the Transferor or FNBO (an "Insolvency Event"), the Transferor shall on the day of such Insolvency Event (the "Appointment Day") immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.02 and requesting instructions from such Holders. Unless within 90 days from the day notice pursuant to clause (i) above is first published, the Trustee shall have received written instructions of Holders of Investor Certificates evidencing more than 50% of each Class of the Investor Interest of each Series issued and outstanding to the effect that such Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, the Trust shall terminate and the Trustee shall sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.





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                  (b) Notwithstanding the termination of the Trust in accordance with subsection 9.02(a), the rights of the Certificateholders to amounts due hereunder shall continue until payment in full of such amounts. The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV, provided that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables.

                  (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

                                    ARTICLE X

                                SERVICER DEFAULTS

         SECTION 10.01. SERVICER DEFAULTS. If any one of the following events (subject to the last paragraph of this Section 10.01, a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to
         Article IV or to instruct the Trustee to make any required drawing, withdrawal or payment under any Enhancement on or before the later of
         (i) the date occurring 10 Business Days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement, or (ii) three Business Days after written notice of such failure shall have been given to the Servicer;

                  (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Investor Certificateholders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the unpaid Initial Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.07;

                  (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Certificateholders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing





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

         Undivided Interests aggregating not less than 50% of the unpaid Initial Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor
         Certificateholders for such period; or

                  (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied or waived, either the Trustee, or the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid Initial Investor Interests of all outstanding Series, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations (other than unsatisfied obligations for acts or omissions during its tenure as Servicer) of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Finance Charge Account or the Principal Account and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds and Interchange (if any) applicable to the Trust. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the






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Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Enhancement with respect to any Series to the Successor Servicer. The Servicer being terminated shall bear all costs of a Service Transfer, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending this Agreement, if necessary.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.01(a) for a period of 10 Business Days or under subsection 10.01(b) or (c) for a period of 60 days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

         SECTION 10.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

                  (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice, appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer default which gave rise to a transfer of servicing, and the Trustee is legally unable to act as Successor Servicer, then the Trustee shall notify each Enhancement Provider of the proposed sale of the Receivables and shall offer such Enhancement Provider the opportunity to bid on the Receivables. The proceeds of such sale shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section 12.03 of this Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial






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         institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of VISA or MasterCard credit card receivables as the Successor Servicer hereunder. The Trustee shall notify each Rating Agency upon the appointment of a Successor Servicer.

                  (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Enhancement. Notwithstanding the above, or anything in this
         Section 10.02 to the contrary, the Trustee, if it becomes Servicer pursuant to this Section, shall have no responsibility or obligation
         (i) to repurchase or substitute any Account or Receivable, (ii) for any representation or warranty of the Servicer hereunder, and (iii) for any act or omission of either a predecessor or successor Servicer other than the Trustee. The Trustee may conduct any activity required of it as Servicer hereunder through an Affiliate or through an agent. Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Servicer, including but not limited to failure to timely deliver to the Trustee any Monthly Servicer's Certificate, any funds required to be deposited to the Trust Fund, or any breach of its duty to cooperate with a transfer of servicing as required by Section 10.01.

                  (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Monthly Servicing Fee permitted to the Servicer pursuant to Section 3.02. The Transferor agrees that if the Servicer is terminated hereunder, it will agree to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer.

                  (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this





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         Section 10.02 shall require the Successor Servicer to disclose to the
         Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall reasonably deem necessary to protect its interests.

                  (e) Nothing in this Agreement shall be construed to require any Successor Servicer to assume or succeed to any duty or obligation of the Transferor.

         SECTION 10.03. NOTIFICATION TO CERTIFICATEHOLDERS. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee and any Enhancement Provider and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register.

         SECTION 10.04. WAIVER OF PAST DEFAULTS. The Holders of Investor Certificates evidencing not less than 66 2/3% of the unpaid Initial Investor Interest of each Series adversely affected by any default by the Servicer or Transferor may, on behalf of all Certificateholders of such Series, waive any default (whether or not a Servicer Default) by the Servicer or Transferor in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required payments to Certificateholders, which default does not result from the failure of the Paying Agent (other than FNBO as Paying Agent) to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV, in which case the default may be waived only by all Holders of Investor Certificates of each Series adversely affected by that default. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                   THE TRUSTEE

         SECTION 11.01. DUTIES OF TRUSTEE.

                  (a) The Trustee, prior to the occurrence of any Servicer Default and after the curing or waiving of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Trustee is acting as Successor Servicer, it shall in such capacity use the same standard of care and skill as are required of the Servicer under this Agreement; and provided, further, that for purposes of





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         determining the standard of care required of the Trustee under this subsection 11.01(a), the appointment of a Successor Trustee shall be deemed a cure of the Servicer Default which occasioned such appointment.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform on their face to the requirements of this Agreement, but shall not be required to verify the accuracy of the contents thereof or to verify any calculations contained therein.

                  (c) Subject to subsection 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct; provided, however, that:

                           (i) the Trustee shall not be personally liable for an
                  error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (ii) the Trustee shall not be charged with knowledge
                  of any failure by the Servicer referred to in clauses (a) and
                  (b) of Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of any Series adversely affected thereby.

                  (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations under this Agreement of the Transferor at any time or of the Servicer except during such time, if any, as the Trustee shall be the Successor Servicer.

                  (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

                  (f) Except as provided in this subsection 11.01(f), the Trustee shall have no power to vary the corpus of the Trust, including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.01 or
         2.06 hereof, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.06 or (iii) withdraw from the





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         Trust any Receivables, except for a withdrawal permitted under Sections
         2.07, 9.02, 10.02, 12.01 or 12.02 or subsections 2.04(d), 2.04(e) or
         Article IV.

                  (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required, but shall not be obligated to expend its own funds in so performing.

                  (h) If the Transferor has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor's credit card receivables, provided that the Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

                  (i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to such Series, under this Agreement.

         SECTION 11.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 11.01:

                  (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any assignment of Receivables in Additional Accounts, the initial report, the Monthly Servicer's Certificates, the Annual Servicer's Certificates, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statements, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinions report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                  (b) the Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;




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                  (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any Enhancement Provider, pursuant to the provisions of this Agreement, unless such Certificateholders or Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement and any Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) the Trustee shall not be bound to make any investigation into the facts of matters stated or computations contained in any assignment of Receivables in Additional Accounts, the initial report, the Monthly Servicer's Certificate, the Annual Servicer's Certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing undivided interests aggregating more than 50% of the Investor Interest of any Series which could be adversely affected if the Trustee does not perform such acts;

                  (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care and in accordance with the terms of this Agreement; and

                  (g) except as may be required by subsection 11.01(a), the Trustee shall not be required to make any initial or periodic examinations of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose.

         SECTION 11.03. TRUSTEE NOT LIABLE FOR RECITALS IN CERTIFICATES. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or




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withdrawn from the Collection Account, the Principal Account or the Finance
Charge Account, or any Series Account by the Servicer.

         SECTION 11.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee may not in its individual capacity, but may in a fiduciary capacity, become the owner or pledgee of Investor Certificates, and the Trustee may transact banking business with the Transferor or the Servicer, in each case with the same rights as it would have if it were not the Trustee.

         SECTION 11.05. THE SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.04, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

         The obligations of the Servicer under this Section 11.05 shall survive the termination of the Trust and the resignation or removal of the Trustee.

         SECTION 11.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least "Baa3" by Moody's and "BBB" by Standard & Poor's having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combination capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

         SECTION 11.07. RESIGNATION OR REMOVAL OF TRUSTEE.

                  (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning





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         Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this
         Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

         SECTION 11.08. SUCCESSOR TRUSTEE.

                  (a) Any successor trustee appointed as provided in Section
         11.07 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section
         11.06 hereof.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

         SECTION 11.09. MERGER OR CONSOLIDATION OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the




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Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 11.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

                  (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08 hereof.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties and obligations
                  conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                           (ii) no trustee hereunder shall be personally liable
                  by reason of any act or omission of any other trustee hereunder; and

                           (iii) the Trustee may at any time accept the
                  resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement,





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         specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                  (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 11.11. TAX RETURNS. In the event the Trustee receives a directive or order from a Governmental Authority pursuant to Section 3.07 that the Trust shall be required to file tax returns, the Trustee, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Servicer, upon request, will furnish the Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including, without limitation, federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

         SECTION 11.12. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

         SECTION 11.13. SUITS FOR ENFORCEMENT. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.01, proceed to protect and enforce its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificateholders.




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         SECTION 11.14. RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE. Holders
of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Investor Interest of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided, further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

         SECTION 11.15. REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee represents and warrants that:

                  (a) the Trustee is a New York banking corporation with trust powers and is organized, existing and authorized to engage in the business of banking under the laws of the United States;

                  (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                  (c) this Agreement has been duly executed and delivered by the Trustee.

         SECTION 11.16. MAINTENANCE OF OFFICE OR AGENCY. If required by any Supplement, the Trustee will maintain at its expense in the Borough of Manhattan, the City of New York an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee will give prompt written notice to the Servicer and to Certificateholders (or in the case of Holders of Bearer Certificates in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

                                   ARTICLE XII

                                   TERMINATION

         SECTION 12.01. TERMINATION OF TRUST.

                  (a) The respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 2.04(d), 2.04(e), 7.04, 8.04 and 11.05 and
         subsection 12.03(b), on the Trust Termination Date; provided, however, that the Trust shall not






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         terminate on the date specified in clause (a) of the definition of
         "Trust Termination Date" if each of the Servicer and the Holder of the Exchangeable Transferor Certificate notify the Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided, however, that the Extended Trust Termination Date shall be not later than July 31, 2020. The Servicer and the Holder of the Exchangeable Transferor Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

                  (b) In the event that (i) the Trust has not terminated by the last Distribution Date occurring in the second month preceding the Trust Termination Date, and (ii) the Investor Interest of any Series (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on the related Distribution Date during such month pursuant to Article IV) would be greater than zero, the Servicer shall sell within 30 days after such Transfer Date all the Receivables. The Servicer shall notify each Enhancement Provider of the proposed sale of the Receivables and shall provide each Enhancement Provider (other than the Transferor, FNBO or any of their Affiliates) an opportunity to bid on the Receivables. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with Article IV; provided, however, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During such 30-day period, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such payments in accordance with the provisions of Article IV.

                  (c) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Investor Interest of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds to all Certificateholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the Investor Interest of such Series at the close of business on such date (but not more than the applicable Investor Percentage of Principal Receivables and the related Finance Charge Receivables on such date for such Series). The Trustee shall notify each Enhancement Provider of the proposed sale of such Receivables and shall provide each Enhancement Provider (other than the Transferor, FNBO or any of their Affiliates) an opportunity to bid on such Receivables. Any proceeds of such sale in excess of such principal and interest paid to the Certificateholders of such Series shall be paid to the Holder of the Exchangeable Transferor Certificate. Upon such Series Termination Date with respect to the applicable





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         Series of Certificates, final payment of all amounts allocable to any
         Investor Certificates of such Series shall be made in the manner provided in Section 12.03.

         SECTION 12.02. OPTIONAL PURCHASE FROM COLLECTIONS.

                  (a) If so provided in any Supplement, the Servicer may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing from Collections into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.03, the amount specified in such Supplement; provided, however, that if the short-term deposits or long-term unsecured debt obligations of the Servicer (or, if neither such deposits nor such obligations of the Servicer are rated by Moody's, then the short-term deposits or long-term unsecured debt obligations of the holding company of the Servicer so long as such holding company is First National of Nebraska, Inc.) are not rated at the time of such purchase of Receivables at least "P-3" or "Baa3," respectively, by Moody's, no such event shall occur unless the Servicer shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such deposit into the Distribution Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Servicer. To the extent permitted by FAS 140, the Servicer's rights under this Section 12.02(a) may be exercised by any of its Affiliates, which may include the Transferor.

                  (b) The amount deposited pursuant to subsection 12.02(a) shall be paid to the Investor Certificateholders of the related Series pursuant to Section 12.03 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased pursuant to subsection 12.02(a) shall be delivered upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Investor Interest of each Series which is purchased pursuant to subsection 12.02(a) shall, for the purposes of the definition of "Transferor Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Investor Interest of such Series.

         SECTION 12.03. FINAL PAYMENT WITH RESPECT TO ANY SERIES.

                  (a) Written notice of any termination specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation shall be given (subject to at least two Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (A) in which the deposit is made pursuant to subsections 2.04(e), 9.02(b), 10.02(c), or subsection 12.02(a) of the Agreement or such other Section as may be specified in the related Supplement or (B) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates




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

         will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

                  (b) Notwithstanding the termination of the Trust pursuant to subsection 12.01(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Finance Charge Account, the Principal Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If, within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor upon request any moneys held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the moneys must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

                  (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

         SECTION 12.04. TERMINATION RIGHTS OF HOLDER OF EXCHANGEABLE TRANSFEROR CERTIFICATE. Upon the termination of the Trust pursuant to Section 12.01, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Exchangeable Transferor Certificate, the Trustee shall execute a written reconveyance substantially in the form





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

of Exhibit H pursuant to which it shall reconvey to the Holder of the Exchangeable Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds thereof and Insurance Proceeds relating thereto and Interchange (if any) allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to subsection 12.03(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Exchangeable Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         SECTION 13.01. AMENDMENT.

                  (a) This Agreement or any Supplement may be amended in writing from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of Certificateholders, provided that such action shall not, as evidenced by an Opinion of Counsel for the Transferor addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder; provided, further, that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency; and provided, further, such amendment would not cause the Trust to fail to be a QSPE.

                  (b) This Agreement or any Supplement may also be amended in writing from time to time by the Servicer, the Transferor and the Trustee with the consent of the Holders of Investor Certificates evidencing not less than 66 2/3% of the unpaid Initial Investor Interest of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on, or the amount available under any Credit Enhancement for, any Investor Certificates of such Series without the consent of each Investor Certificateholder of such Series, (ii) change the definition of or the manner of calculating the Investor Interest, the Investor Percentage or the Investor Default Amount of such Series without the consent of each Investor Certificateholder of such Series or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of all Series adversely affected. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.




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

                  (c) Notwithstanding anything in this Section 13.01 to the contrary, the Series Supplement with respect to any Series may be amended on the items and in accordance with the procedures provided in such Series Supplement. No Supplement shall be amended without the consent of the Holders specified in such Supplement if the effect of such amendment would be to cause the Trust to fail to be a QSPE.

                  (d) Promptly after the execution of any such amendment (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder of each Series adversely affected and to each Rating Agency providing a rating for such Series and any Enhancement Provider for such Series.

                  (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  (f) Any Series Supplement executed and delivered pursuant to
         Section 6.09 and any amendments regarding the addition to or removal of Receivables from the Trust as provided in Sections 2.06 and 2.07, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.01(a) and (b).

                  (g) In connection with any amendment, the Trustee may request an Opinion of Counsel from the Transferor or Servicer to the effect that the amendment is authorized or permitted, or complies with all requirements of this Agreement.

         SECTION 13.02. PROTECTION OF RIGHT, TITLE AND INTEREST TO TRUST.

                  (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.02(a).

                  (b) Within 30 days after the Transferor makes any change in its name, identity or organizational structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above materially misleading within the





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         meaning of the UCC, the Transferor shall give the Trustee and the
         Servicer notice of any such change and the Servicer shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

                  (c) Each of the Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its jurisdiction of organization and whether, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and the Servicer shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of the Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

                  (d) The Servicer will deliver to the Trustee: (i) upon each date that any Additional Accounts are to be included in the Accounts pursuant to Section 2.06, an Opinion of Counsel substantially in the form of Exhibit E; and (ii) on or before March 31 of each year, beginning with March 31, 1998, an Opinion of Counsel, substantially in the form of Exhibit F.

         SECTION 13.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders, legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section
         13.01 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given written notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit





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         or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 13.04. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Nebraska without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 13.05. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor, to First National Funding LLC, 1620 Dodge Street, Omaha, Nebraska 68197,
Attention: Matthew W. Lawver, with a copy to Kutak Rock LLP, 1650 Farnam Street, Omaha, Nebraska 68102; (b) in the case of the Servicer, to First National Bank of Omaha, 1620 Dodge Street, Omaha, Nebraska 68197, Attention: Matthew W. Lawver, with a copy to Kutak Rock LLP, 1650 Farnam Street, Omaha, Nebraska 68102; (c) in the case of the Trustee, to the Corporate Trust Office; (d) in the case of the Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series; and (e) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on any Offshore Securities Market and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in the manner required by such Offshore Securities Market. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 13.06. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way






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affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

         SECTION 13.07. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Investor Interest of each Series on a Series by Series basis.

         SECTION 13.08. CERTIFICATES NONASSESSABLE AND FULLY PAID. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.01 and 6.02 are and shall be deemed fully paid.

         SECTION 13.09. FURTHER ASSURANCES. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         SECTION 13.10. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Trustee, any Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         SECTION 13.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 13.12. THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided in the related Supplement, to the Enhancement Provider named therein, and the respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

         SECTION 13.13. ACTIONS BY CERTIFICATEHOLDERS.

                  (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

                  (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholders and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

         SECTION 13.14. RULE 144A INFORMATION. For so long as any of the Investor Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Servicer, the Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

         SECTION 13.15. MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 13.16. HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                            FIRST NATIONAL FUNDING LLC, as
                            Transferor

                            By First National Funding Corporation, its Managing Member


                            By
                               ---------------------------------------------
                            Name
                                 -------------------------------------------
                            Title
                                  ------------------------------------------


                            FIRST NATIONAL BANK OF OMAHA, as
                            Servicer


                            By
                               ---------------------------------------------
                            Name
                                 -------------------------------------------
                            Title
                                  ------------------------------------------


                            THE BANK OF NEW YORK, as Trustee


                            By
                               ---------------------------------------------
                            Name
                                 -------------------------------------------
                            Title
                                  ------------------------------------------












                 POOLING AND SERVICING AGREEMENT SIGNATURE PAGE

                                    EXHIBIT A

                   FORM OF EXCHANGEABLE TRANSFEROR CERTIFICATE


No. [ ]                                                                 One Unit

                     FIRST BANKCARD MASTER CREDIT CARD TRUST
                            ASSET BACKED CERTIFICATE

THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

                         This Certificate represents an
                            Undivided Interest in the
                     First Bankcard Master Credit Card Trust

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard(1) and VISA(1) credit card receivables generated or acquired by First National Bank of Omaha and transferred to First National Funding LLC and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

                     (Not an interest in or an obligation of
                          First National Bank of Omaha
                           or any Affiliate thereof.)

         This certifies that [               ] (the "Holder") is the registered
owner of an undivided interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created under selected MasterCard and VISA credit card accounts (the "Accounts") generated or acquired by First National Bank of Omaha, a national banking association organized under the laws of the United States, and transferred to First National Funding LLC (the "Transferor"), all monies due in payment of the Receivables, all proceeds of such Receivables and Insurance Proceeds relating to the Receivables, and the other assets and interests constituting the Trust pursuant to a Second Amended and Restated Pooling and
Servicing Agreement dated as of        , 2002, as supplemented by any Supplement
relating to a Series of Investor Certificates (the "Pooling and Servicing Agreement"), by and between First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, and The Bank of New York, as Trustee (the "Trustee").

----------
         (1) MasterCard and VISA are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

         This Certificate is the Exchangeable Transferor Certificate issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

         This Certificate does not represent an obligation of, or any interest in, First National Bank of Omaha, the Transferor or the Servicer, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

         IN WITNESS WHEREOF, First National Funding LLC has caused this Certificate to be duly executed under its official seal.

                                        FIRST NATIONAL FUNDING LLC, as
                                        Transferor

                                        By  First National Funding Corporation,
                                            its Managing Member


                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------


Date: ____________, 20__

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                          Certificate of Authentication


         This is the Exchangeable Transferor Certificate referred to in the within mentioned Pooling and Servicing Agreement.

                                        THE BANK OF NEW YORK, as Trustee

                                        By
                                           -------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------

                                    EXHIBIT B

            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS


         ASSIGNMENT NO. [ ] OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of
[         ], 20[ ] by and between FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company ("Transferor"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

                                   WITNESSETH:

         WHEREAS, Transferor and the Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement dated as of [ ], 2002 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

         WHEREAS, pursuant to the Pooling and Servicing Agreement, Transferor wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

         WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

         NOW, THEREFORE, Transferor and the Trustee hereby agree as follows:

         1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

            "Addition Date" shall mean, with respect to the Additional Accounts designated hereby, [ ], 20[ ].

            "Notice Date" shall mean, with respect to the Additional Accounts designated hereby, [ ], 20[ ] (which shall be a date on or prior to the fifth Business Day prior to the Addition Date with respect to additions pursuant to Subsection 2.06(a) of the Pooling and Servicing Agreement and the tenth Business Day prior to the Addition Date with respect to additions pursuant to Subsection 2.06(b) of the Pooling and Servicing Agreement).

         2. Designation of Additional Accounts. Transferor shall deliver to the Trustee not later than five Business Days after the Addition Date, a computer file or microfiche list containing a true and complete list of each MasterCard and VISA account which as of the Addition Date shall be deemed to be an Additional Account, such accounts being identified by account number and by the amount of Receivables in such accounts as of the close of business on the Addition Date. Such list shall be delivered five Business Days after the date of this

Assignment and shall be marked as Schedule 1 to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment.

         3. Conveyance of Receivables.

         (a) Transferor does hereby transfer, assign, set-over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse on and after the Addition Date, all right, title and interest of Transferor in and to the Receivables now existing and hereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds of such Receivables and Insurance Proceeds relating thereto.

         (b) In connection with such transfer, Transferor agrees to record and file, at its own expense, a financing statement with respect to the Receivables now existing and hereafter created in the Additional Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of accounts as defined in Section 9-102 of the UCC meeting the requirements of applicable law in such manner and such jurisdiction as are necessary to perfect the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of the Assignment.

         (c) In connection with such transfer, Transferor further agrees, at its own expense, on or prior to the date of this Assignment to have FNBO, as Servicer, indicate in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.

         (d) The parties intend that the transfer shall be deemed to be a sale, but if, and to the extent that, such transfer is not deemed to be a sale, Transferor shall be deemed hereunder to have granted, and does hereby so grant, to the Trustee a first priority perfected security interest in all of Transferor's right, title and interest in, and under the Receivables now existing and hereafter created and arising in connection with the Additional Accounts, all payments on such Receivables received after the Addition Date, all Insurance Proceeds relating thereto and all proceeds thereof (including recoveries, net of expenses of collection on Defaulted Accounts) and that this Assignment shall constitute a security agreement under applicable law.

         4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust for the benefit of the Certificateholders of all right, title and interest previously held by Transferor in and to the Receivables now existing and hereafter created, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders.

         5. Representations and Warranties of Transferor. Transferor hereby represents and warrants to the Trust as of the Addition Date:

         (a) Legal Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (b) Eligibility of Accounts and Receivables. Each Additional Account designated hereby is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

         (c) Selection Procedures. No selection procedures believed by Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available [Financial Institutions Accounts] [Accounts owned by FNBO] constituting Eligible Accounts [and in connection with its acquisition of Financial Institution Accounts added to the Trust, Transferor has conducted a due diligence review of the accounts of each selling third-party financial institution, including a review of its origination policies and a review of a random sample of its recently processed account applications. Based on such diligence reviews, such Financial Institution Accounts were originated under origination policies which do not differ significantly from those used by FNBO.]

         (d) Insolvency. Transferor is not insolvent and, after giving effect to the conveyance set forth in Section 3 of the Assignment, will not be insolvent.

         (e) Security Interest. This Assignment constitutes either (i) a valid transfer and assignment to the Trust of all right, title and interest of Transferor in and to Receivables existing and hereafter created in the Additional Accounts designated hereby, and all proceeds (as defined in the UCC), of such Receivables and Insurance Proceeds relating thereto, and such Receivables and any proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien except for (x) Liens permitted under Subsection 2.05(b) of the Pooling and Servicing Agreement, (y) the interest of the Holder of the Exchangeable Transferor Certificate and (z) Servicer's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account, the Collection Account, the Principal Account or any Series Account as provided in the Pooling and Servicing Agreement and any related Supplement; or (ii) it constitutes a grant of a first priority security interest (as defined in the UCC) in such property to the Trust, which is enforceable with respect to the existing Receivables of the Additional Accounts designated hereby, the proceeds (as defined in the UCC) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated hereby, the proceeds (as defined in the UCC) thereof and Insurance Proceeds relating thereto, upon such creation.

         (f) Required Rating Agency Representations. To the extent this Assignment constitutes a grant of a security interest, with respect to existing Receivables in the Additional Accounts:

              (i) This Assignment creates a valid and continuing security interest (as defined in the UCC) in such Receivables and proceeds thereof and Insurance Proceeds relating thereto in favor of the Trustee, which security interest is prior to all other Liens (except Liens permitted under Subsection 2.05(b) of the Pooling and Servicing Agreement), and is enforceable as such as against creditors of and purchasers from the Transferor;

              (ii) Such Receivables constitute "accounts" within the meaning of the UCC;

              (iii) Transferor owns and has good and marketable title to such
                    Receivables free and clear of any Lien, claim or encumbrance of any Person (except Liens permitted under Subsection 2.05(b) of the Pooling and Servicing Agreement);

              (iv) Transferor has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Receivables granted to the Trustee hereunder;

              (v) Other than the security interest granted to the Trustee pursuant to this Assignment, Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of such Receivables and has not authorized the filing of and is not aware of any financing statements against Transferor that include a description of collateral covering the Receivables other than any financing statement
                    (i) relating to the security interest granted the Trustee hereunder or (ii) that has been terminated and Transferor is not aware of any judgment or tax lien filings against Transferor;

              (vi) The representations made in clauses (i) through (v) above will be true with respect to Receivables hereafter created in respect of Additional Accounts designated hereby upon such creation; and

              (vii) Transferor confirms and agrees that the foregoing
                    representations and warranties shall survive the execution and delivery of this Assignment and that any breach thereof may not be waived without prior written confirmation from each Rating Agency that none of its ratings on outstanding Investor Certificates or related commercial paper shall be adversely affected by such waiver.

         6. Conditions Precedent. The acceptance by the Trustee set forth in
Section 4 and the amendment of the Pooling and Servicing Agreement set forth in
Section 7 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

         (a) Officer's Certificate. Transferor shall have delivered to the Trustee a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that
              (i) all requirements set forth in Section 2.06 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by Transferor in
              Section 5 is true and correct as of the Addition Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

         (b) Opinion of Counsel. Transferor shall have delivered to the Trustee an Opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit E to the Pooling and Servicing Agreement.

         (c) Additional Information. Transferor shall have delivered to the Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in Subsection 5(d) to this Assignment.

         7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement", to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

         8. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         9. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Nebraska, without regard to its conflict of law provisions.

         IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                         FIRST NATIONAL FUNDING LLC, as
                                         Transferor

                                         By  First National Funding Corporation,
                                             its Managing Member


                                         By
                                            ------------------------------------
                                         Name
                                              ----------------------------------
                                         Title
                                              ----------------------------------


                                         THE BANK OF NEW YORK, as Trustee



                                         By
                                            ------------------------------------
                                         Name
                                              ----------------------------------
                                         Title
                                              ----------------------------------



ACKNOWLEDGED AND AGREED:

                                         SERVICER:

                                         FIRST NATIONAL BANK OF OMAHA



                                         By
                                            ------------------------------------
                                         Name
                                              ----------------------------------
                                         Title
                                              ----------------------------------

                                    EXHIBIT C

                     FORM OF MONTHLY SERVICER'S CERTIFICATE


               FIRST BANKCARD MASTER CREDIT CARD TRUST SERIES [ ]
                             MONTHLY PERIOD ENDING:

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Amended and Restated Pooling and
Servicing Agreement dated as of            , and the Series [ ] Supplement dated
as of                 (collectively, as amended, the "Pooling and Servicing
Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and The Bank of New York, as trustee (the "Trustee"), does hereby certify as follows:

(a) Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement. This Certificate is delivered pursuant to Articles III, IV and V of the Pooling and Servicing Agreement.

(b) FNBO is the Servicer under the Pooling and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is a Determination Date under the Pooling and
Servicing Agreement relating to the               Distribution Date (the
"Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                         [If applicable, insert "None".]

(f) To the knowledge of the undersigned, no Series [ ] Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                         [If applicable, insert "None"]

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

A.   INFORMATION REGARDING THE PERFORMANCE OF THE TRUST

   1.  Principal Receivables

       (a) Beginning of Monthly Period Principal
           Receivables
                                                            --------------------
       (b) End of Monthly Period Principal Receivables
                                                            --------------------
       (c) Average Principal Receivables
                                                            --------------------

   2.  End of Monthly Period Trust Receivables
                                                            --------------------

   3. Delinquent Balances

           Delinquency          Aggregate Account            Percentage of
            Category                 Balance               Total Receivables
--------------------------------------------------------------------------------

      (a) 30 to 59 days
                              --------------------------------------------------
      (b) 60 to 89 days
                              --------------------------------------------------
      (c) 90 to 119 days
                              --------------------------------------------------
      (d) 120 to 149 days
                              --------------------------------------------------
      (e) 150 or more days
                              --------------------------------------------------
              Total:
                              --------------------------------------------------

   4. Aggregate amount of Collections

                                                            --------------------
      (a) Total Collections
                                                            --------------------
      (b) Total Collections of Principal Receivables
                                                            --------------------
      (c) Total Collections of Finance Charge Receivables
                                                            --------------------
      (d) Aggregate Investor Percentage for Outstanding
          Series
                                                            --------------------
      (e) Aggregate Investor Percentage of Collections
          of Principal Receivables
                                                            --------------------
      (f) Aggregate Investor Percentage of Collections
          of Finance Charge Receivables
                                                            --------------------

   5.  Aggregate amount of Principal Receivables
       in Accounts which became Defaulted Accounts
       during the Monthly Period
                                                            --------------------

   6.  Calculation of Interchange allocable to the
       Trust for the Monthly Period
                                                            --------------------

       (a) Sales net of cash advances during the Monthly
           Period on all FNBO MasterCard and VISA(1)
           accounts
                                                            --------------------

       (b) Sales net of cash advances during the Monthly
           Period on Accounts transferred to the Trust
                                                            --------------------

       (c) Total amount of Interchange paid or payable to
           FNBO with respect to the Monthly Period
                                                            --------------------

       (d) Amount of Interchange allocable to the Trust
           with respect to the Monthly Period ([c]/[b/a])
                                                            --------------------

   7.  The aggregate amount of Collections of
       Finance Charge Receivables in the Trust for
       the Monthly Period
                                                            --------------------


----------

(1) MasterCard and VISA are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

       (a) Interchange
                                                            --------------------
       (b) Recoveries
                                                            --------------------
       (c) Finance Charges and Fees
                                                            --------------------
       (d) Discount Receivables
                                                            --------------------
           Total
                                                            --------------------

   8.  Aggregate Amount of Adjustment Amounts for
       the Monthly Period
                                                            --------------------

B. INFORMATION REGARDING THE SERIES [ ] SECURITIES

   1. Investor Interest at the close of business on the Distribution Date during the Monthly
       Period

       (a) Class A Interest
                                                            --------------------
       (b) Class B Interest
                                                            --------------------
       (c) [CTO[Collateral] Interest
                                                            --------------------
              Total Investor Interest
                                                            --------------------

   2. Investor Principal Balances at the close of business on the Distribution Date during the Monthly Period

       (a) Class A Investor Principal Balance
                                                            --------------------
       (b) Class B Investor Principal Balance
                                                            --------------------
       (c) [CTO[Collateral] Investor Principal Balance
                                                            --------------------
              Total Investor Principal Balance
                                                            --------------------

   3.  Fixed Investor Percentage for the Monthly
       Period

       (a) Class A Fixed Percentage
                                                            --------------------
       (b) Class B Investor Principal Balance
                                                            --------------------
       (c) [CTO[Collateral] Fixed Percentage
                                                            --------------------
              Total Fixed Investor Percentage
                                                            --------------------

   4.  Floating Investor Percentage for the Monthly
       Period

       (a) Class A Floating Percentage
                                                            --------------------
       (b) Class B Floating Percentage
                                                            --------------------
       (c) [CTO[Collateral] Floating Percentage
                                                            --------------------
              Total Floating Investor Percentage
                                                            --------------------
   5.  Investor Principal Collections processed
       during the Monthly Period and allocated to
       the Series
                                                            --------------------
   6.  Excess Principal Collections from other
       Group I Series allocated to the Series as
       Shared Principal Collections
                                                            --------------------
   7.  Aggregate amounts treated as Available
       Principal Collections pursuant to
       subsections [4.08 (a)(iv), (v), (vii),
       (viii)]as added by the related Series
       Supplement
                                                            --------------------
   8.  Reallocated Principal Collections pursuant
       to Section [4.10]
                                                            --------------------

   9.  AVAILABLE PRINCIPAL COLLECTIONS (5+6+7+8)
                                                            --------------------
   10. Principal Funding Investment Proceeds
                                                            --------------------
   11. Investor Finance Charge Collections
       (including Interchange and Recoveries)
       processed during the Monthly Period
                                                            --------------------
   12. Excess Finance Charge Collections from
       Group I allocated to the Series
                                                            --------------------
   13. Reserve Account withdrawals pursuant to
       Section [4.15(b) or (d)] as added by the
       related Series Supplement
                                                            --------------------
   14. AVAILABLE FINANCE CHARGE COLLECTIONS (10+11+12+13)
                                                            --------------------
   15. Excess amounts from Spread Account to be
       treated as Available Finance Charge
       Collections pursuant to Section [4.16(h)]
       as added by the related Series Supplement
                                                            --------------------
   16. The aggregate amount of all Principal
       Receivables in Accounts which became
       Defaulted Accounts during the Monthly
       Period which were allocated to the Series

       (a) Default Amount
                                                            --------------------
       (b) Floating Investor Percentage (B.4 above)
                                                            --------------------
           Total Investor Default Amount
                                                            --------------------
   17. The aggregate amount of Adjustment Amounts allocated to the Series for the Monthly
       Period

       (a) Adjustment Amount
                                                            --------------------
       (b) Series allocation percentage pursuant to
           Section [4.03(g)] as added by the related
           Series Supplement
                                                            --------------------
       (c) Total Series Adjustment Amount
                                                            --------------------

   18. The aggregate amount of Investor
       Charge-Offs (including any Adjustment
       Amounts not covered by the Transferor
       Interest) for the Monthly Period

       (a) Class A Investor Charge-Offs
                                                            --------------------
       (b) Class B Investor Charge-Offs
                                                            --------------------
       (c) [CTO[Collateral] Investor Charge-Offs
                                                            --------------------
           Total Investor Charge-Offs
                                                            --------------------

   19. Investor Servicing Fee for the Monthly
       Period payable to the Servicer
                                                            --------------------

   20. Ratings of the Class A Certificates

       Moody's
                                                            --------------------
       S&P
                                                            --------------------
       Fitch
                                                            --------------------

   21. Ratings of the Class B Certificates
                                                            --------------------
       Moody's
                                                            --------------------
       S&P
                                                            --------------------
       Fitch
                                                            --------------------

   22. Ratings of the Collateralized Trust
       Obligations

       Moody's
                                                            --------------------
       S&P
                                                            --------------------
       Fitch
                                                            --------------------

   23. Certificate Rate for the Monthly Period

       (a) Class A Certificate Rate
                                                            --------------------
       (b) Class B Certificate Rate
                                                            --------------------
       (c) Collateral Certificate Rate
                                                            --------------------

   24. Adjustment for Uncovered Dilutions

       (a) Adjustment Amount for Trust
                                                            --------------------

       (b) Adjustment Amount allocated to the
           Series
                                                            --------------------

       (c) Adjustment Amount allocated and applied
           to reduce Collateral Investor Principal
           Balance
                                                            --------------------

       (d) Adjustment Amount allocated and applied
           to reduce Class B Investor Principal
           Balance
                                                            --------------------

       (e) Adjustment Amount allocated and applied
           to reduce Class A Investor Principal
           Balance
                                                            --------------------

C. QUARTERLY NET YIELD

     1. Base Rate for the Monthly Period
                                                            --------------------
     2. Portfolio Yield for the Monthly Period
                                                            --------------------
     3. Net Yield for the Monthly Period
        (Portfolio Yield MINUS Base Rate)
                                                            --------------------
     4. Quarterly Net Yield for the related
        Distribution Date
                                                            --------------------

D. INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

     1. Opening Principal Accumulation Account
        Balance on the Distribution Date for the
        Monthly Period
                                                            --------------------
     2. Controlled Deposit Amount to be deposited
        to the Principal Accumulation Account on
        the Distribution Date for the Monthly
        Period
                                                            --------------------

        (a) Controlled Accumulation Amount
                                                            --------------------
        (b) Accumulation Shortfall
                                                            --------------------
        (c) Controlled Deposit Amount (a+b)
                                                            --------------------

     3. Amounts withdrawn from the Principal
        Accumulation Account for distribution to
        Investors on the related Distribution Date

        (a) Distribution in reduction of the
            Class A Interest
                                                            --------------------
        (b) Distribution in reduction of the
            Class B Interest
                                                            --------------------
        (c) Distribution in reduction of the
            Collateral Interest
                                                            --------------------

     4. Principal Accumulation Account ending
        balance after deposit/withdrawal on the
        Distribution Date for the Monthly Period
                                                            --------------------

E. INFORMATION REGARDING THE SPREAD ACCOUNT

     1. Opening Available Spread Account Amount on
        the Distribution Date for the Monthly
        Period
                                                            --------------------
     2. Aggregate amount required to be withdrawn
        pursuant to Section [4.16(c)] as added by
        the related Series Supplement for
        distribution to Collateral Securityholders
        pursuant to Section [4.08(a)(vi)] as added
        by the related Series Supplement
                                                            --------------------
     3. Aggregate amount required to be withdrawn
        pursuant to Section [4.16(d)] as added by
        the related Series Supplement for
        distribution in reduction of the
        Collateral Investor Principal Balance
                                                            --------------------
     4. Spread Account percentage for the
        Distribution Date for the Monthly Period,
        calculated pursuant to Section [4.16(g)]
        as added by the related Series Supplement
                                                            --------------------
     5. Closing Required Spread Account Amount for
        the Distribution Date for the Monthly
        Period (using Spread Account Percentage
        calculated pursuant to Section [4.16(g))]
        as added by the related Series Supplement
                                                            --------------------
     6. Amount required to be treated as Available
        Finance Charge Collections pursuant to
        Section [4.16(h)] as added by the related
        Series Supplement
                                                            --------------------
     7. Amount on deposit in Spread Account after
        required withdrawals on the Distribution
        Date for the Monthly Period (1-(2+3+6))
                                                            --------------------
     8. Spread Account Deficiency, if any
        (5 MINUS 7)
                                                            --------------------
     9. Amounts deposited pursuant to Section
        [4.08(a)(ix) or 4.15(c)] as added by the
        related Series Supplement
                                                            --------------------
    10. Remaining Spread Account Deficiency, if
        any (8 minus 9)
                                                            --------------------

F. INFORMATION REGARDING THE RESERVE ACCOUNT

     1. Reserve Account Funding Date
                                                            --------------------
     2. Opening Available Reserve Account Amount
        on the Distribution Date for the Monthly
        Period
                                                            --------------------
     3. Aggregate amount required to be withdrawn
        pursuant to Section 4.15 for inclusion in
        Available Finance Charge Collections:
                                                            --------------------
        (a) Covered Amount
                                                            --------------------
        (b) Principal Funding Investment Proceeds
                                                            --------------------
        (c) Reserve Draw Amount (a MINUS b)
                                                            --------------------
     4. Required Reserve Account Amount
                                                            --------------------
     5. Reserve Account Surplus (4-(2-3))
                                                            --------------------

G. INFORMATION REGARDING CONTROLLED ACCUMULATION PERIOD
   (REQUIRED ON AND AFTER DISTRIBUTION DATE)

     1. Accumulation Period Length (months)
                                                            --------------------

     H. AGGREGATE OPENING AND CLOSING BALANCE ON
        DEPOSIT AND WITHDRAWALS FROM ANY OTHER
        ENHANCEMENT ACCOUNTS

        1. Opening Balance
                                                            --------------------
        2. Withdrawals pursuant to Section [ ]
                                                            --------------------
        3. Closing Balance
                                                            --------------------

        IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the __________day of ____________________, ____________.


                                         FIRST NATIONAL BANK OF OMAHA
                                         Servicer


                                         By
                                            ------------------------------------
                                         Name
                                              ----------------------------------
                                         Title
                                              ----------------------------------

                               Schedule To Monthly
                             Servicer's Certificate*

                           FIRST NATIONAL FUNDING LLC

                                   ----------

                     FIRST BANKCARD MASTER CREDIT CARD TRUST

                                   ----------


         *A separate schedule may be attached for each Series, with appropriate changes and additions to reflect the specifics of the related Series Supplement.

                                    EXHIBIT D

                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                          FIRST NATIONAL BANK OF OMAHA

                                  -----------

                     FIRST BANKCARD MASTER CREDIT CARD TRUST

         The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of __________, 2002 (the "Pooling and Servicing Agreement") by and between FNBO, First National Funding LLC ("FNF"), as Transferor, and The Bank of New York, as trustee (the "Trustee"), does hereby certify that:

         1. FNBO is Servicer under the Pooling and Servicing Agreement.

         2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

         3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

         4. A review of the activities of the Servicer during the twelve-month period ending on December 31, [ ], was conducted under our supervision.

         5. Based on such review, the Servicer has, to the best of our knowledge, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in Paragraph 6 below.

         6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement known to us to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                         [If applicable, insert "None".]

         7. (a) During such period, for each outstanding Series, the Servicer prepared the monthly reports required by Section 3.04(b) of the Pooling and Servicing Agreement and each other monthly report required by the applicable Supplement in accordance with Section 3.04(b) and the applicable provisions of each such Supplement, (b) the amounts included in such reports agree with the computer records of the Servicer and (c) the calculated amounts included in such reports are mathematically correct and made in accordance with the applicable definitions in this Agreement and the other applicable Transaction Documents, except as set forth in paragraph 6 above.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate this __ day of _______________, __.

                                       FIRST NATIONAL BANK OF OMAHA, as Servicer



                                       By
                                         ---------------------------------------
                                       Name
                                           -------------------------------------
                                       Title
                                            ------------------------------------

                                   EXHIBIT E

                           FORM OF OPINION OF COUNSEL

                PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL
             TO BE DELIVERED PURSUANT TO SECTION 2.06(c)(vi) OF THE
              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT


         The opinions set forth below may be subject to appropriate qualifications, assumptions, limitations and exceptions.

         1. The Additional Account Receivables constitute "accounts" (as defined in Section 9-102 of the UCC) and the provisions of the Assignment and Pooling and Servicing Agreement, as supplemented and amended, (together, the "Agreements") are effective to create a valid security interest in FNBO's interests in the Additional Account Receivables and the proceeds thereof in favor of the Trustee for the benefit of the Certificateholders to secure the payment obligations under the Agreement to the extent such obligations constitute indebtedness.

         2. The security interest created by the Agreements in the Additional Account Receivables and the proceeds thereof has been perfected under Article 9 of the Uniform Commercial Code of Nebraska as a result of the filing of the Financing Statement with the Secretary of State of Nebraska, and as of the date of the Lien Searches, such security interest is of first priority under Article 9 of the Nebraska Uniform Commercial Code.

         3. The Financing Statement is in appropriate form for filing and has been duly filed in the appropriate filing office in Nebraska, all fees and taxes payable in connection with said filing of the Financing Statement have been paid in full, and no other filings or actions, with respect to the interests of the Trustee in the Additional Account Receivables, are necessary to perfect the interest of the Trustee in the Additional Account Receivables, and the proceeds thereof, conveyed to the Trustee, except that appropriate continuation statements must be filed in accordance with the applicable laws of Nebraska.

         4. The perfection and priority of the security interest granted to the Trustee in the Additional Account Receivables and the proceeds thereof is not affected by an increase or decrease in the relative interests in the Additional Account Receivables of the Holder of the Exchangeable Transferor Certificate and of the Investor Certificateholders.

                                    EXHIBIT F

                        FORM OF ANNUAL OPINION OF COUNSEL


         The opinions set forth below may be subject to appropriate qualifications, assumptions, limitations and exceptions.

         1. No further filings or actions are required under the UCC or other Nebraska law prior to _______, ____, in order to maintain the perfection and priority of the security interest created by Agreements in favor of the Trust in Transferor's rights in the Receivables and the proceeds thereof (the "Specified Assets"). Based solely upon our review of the UCC Searches as described and defined in such opinion, we hereby confirm to you that no Person other than the Trustee has filed any financing statement with the Filing Offices as described and defined in such opinion that covers the Specified Assets and that would have priority over the security interest of the Trustee by virtue of such filing.

         2. Confirmation or update, as applicable, of the FIRREA analysis delivered on the most recent Closing Date.

                                    EXHIBIT G

                       FORM OF REASSIGNMENT OF RECEIVABLES


         REASSIGNMENT NO.__ OF RECEIVABLES (the "Reassignment"), dated as of __________, __, by and between FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company, and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H :

         WHEREAS, the Bank and the Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement, dated as of ______________, 2002, (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

           WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to remove all Receivables from certain designated Accounts (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor (as each such term is defined in the Pooling and Servicing Agreement); and

          WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof

          NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

          1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

             "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, __________, __.

             "Removal Notice Date" shall mean, with respect to the Removed Accounts designated hereby,_____,_____ (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

         2. Designation of Removed Accounts. The Transferor shall deliver to the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each MasterCard and VISA account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate amount of Receivables in such accounts as of the close of business on the Removal Date. Such list shall be marked as Schedule I to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date.

         3. Conveyance of Receivables.

                  (a) The Trustee does hereby reconvey to the Transferor, without recourse on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in Section 9-102 of the UCC) of such Receivables and Insurance Proceeds relating thereto.

                  (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the trust of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

         4. Representations and Warranties of the Bank. The Transferor hereby represents and warrants to the Trust as of the Removal Date:

                  (a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (b) Selection Procedures. No selection procedures believed by the [Transferor] to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Accounts designated hereby.

         5. Conditions Precedent. The amendment of the Pooling and Servicing Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

                  The Transferor shall have delivered to the Trustee an Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.07 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Transferor in Section 4 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

         6. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

         7. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         8. Governing Law. This Reassignment shall be construed in accordance with the laws of the State of Nebraska, without reference to its conflict of law provisions.

         IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                         FIRST NATIONAL FUNDING LLC, as
                                         Transferor

                                         By  First National Funding Corporation,
                                             its Managing Member


                                         By
                                           -------------------------------------
                                         Name
                                             -----------------------------------
                                         Title
                                              ----------------------------------


                                         THE BANK OF NEW YORK, as Trustee


                                         By
                                           -------------------------------------
                                         Name
                                             -----------------------------------
                                         Title
                                              ----------------------------------

                                                                      Schedule I
                                                                 to Reassignment
                                                                  of Receivables


                                REMOVED ACCOUNTS

                                    EXHIBIT H

                       FORM OF RECONVEYANCE OF RECEIVABLES


         RECONVEYANCE of RECEIVABLES, dated as of _____________, 20__ by and between FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company (the "Transferor"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:

         WHEREAS, the Transferor and the Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement dated as of _____________, 2002 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

         WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 12.04 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to Subsection 12.01(a) of the Pooling and Servicing Agreement (as each such term is defined in the Pooling and Servicing Agreement);

         WHEREAS, the Trustee is willing to reconvey the Receivables subject to the terms and conditions hereof;

         NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

         1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

         "Reconveyance Date" shall mean ____________, 20__.

         2. Return of Lists of Accounts. The Trustee shall deliver to the Transferor, not later than three Business Days after the Reconveyance Date, each and every computer file or microfiche list of Accounts delivered to the Trustee pursuant to the terms of the Pooling and Servicing Agreement.

         3. Conveyance of Receivables.

                  (a) The Trustee does hereby convey to the Transferor, without recourse, on and after the Reconveyance Date, all right, title and interest of the Trust in and to each and every Receivable now existing and hereafter created in the Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in Section 9-102 of the UCC) of such receivables and Insurance Proceeds relating to such Receivables, except for amounts, if any, held by the Trustee pursuant to Subsection 12.03(b) of the Pooling and Servicing Agreement.

                  (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reconveyance, such UCC termination statements as the Transferor may reasonably request, evidencing the release by the Trust of its lien on the Receivables.

         4. Counterparts. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         5. Governing Law. This Reconveyance shall be construed in accordance with the laws of the State of Nebraska without reference to its conflict of law provisions.

         IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                         FIRST NATIONAL FUNDING LLC, as
                                         Transferor

                                         By  First National Funding Corporation,
                                             its Managing Member


                                         By
                                           -------------------------------------
                                         Name
                                             -----------------------------------
                                         Title
                                              ----------------------------------



                                         THE BANK OF NEW YORK, as Trustee


                                         By
                                           -------------------------------------
                                         Name
                                             -----------------------------------
                                         Title
                                              ----------------------------------

                                                                      SCHEDULE 1


                                LIST OF ACCOUNTS


                            Delivered to Trustee only